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                                                                [EXECUTION COPY]
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                                  $140,000,000

                        364-DAY REVOLVING CREDIT FACILITY

                                CREDIT AGREEMENT

                                      Among

                               ACE GUARANTY CORP.,

                             ACE GUARANTY (UK) LTD.

                                       and

                             THE BANKS PARTY HERETO

                                       and

                               ABN AMRO BANK N.V.,
                             As Administrative Agent

                            Dated as of May 22, 2003

                         ------------------------------

                              ABN AMRO INCORPORATED
                              As Syndication Agent,
                          Lead Arranger, and Bookrunner

================================================================================

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                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----

ARTICLE I        CERTAIN DEFINITIONS...........................................1

   Section 1.01  Certain Definitions ..........................................1
   Section 1.02  Construction ................................................17
                 (a)  Number; Inclusion ......................................17
                 (b)  Determination ..........................................17
                 (c)  Agent's Discretion and Consent .........................17
                 (d)  Documents Taken as a Whole .............................18
                 (e)  Headings ...............................................18
                 (f)  Implied References to this Agreement ...................18
                 (g)  Persons ................................................18
                 (h)  Modifications to Documents .............................18
                 (i)  From, To and Through ...................................18
                 (j)  Shall; Will ............................................18
   Section 1.03  Accounting Principles; Computations .........................18

ARTICLE II       REVOLVING CREDIT AND TERM LOAN FACILITY......................19

   Section 2.01  Revolving Credit Commitments; Term Loans ....................19
   Section 2.02  Nature of Banks' Obligations with Respect to Revolving
                 Credit Loans.................................................20
   Section 2.03  Facility Fees; Term Loan Fee ................................20
   Section 2.04  Utilization Fee .............................................20
   Section 2.05  Revolving Credit Loan Requests ..............................20
   Section 2.06  Making Revolving Credit Loans ...............................21
   Section 2.07  Use of Proceeds .............................................21
   Section 2.08  Bid Loan Facility ...........................................21
                 (a)  Bid Loan Requests ......................................21
                 (b)  Bidding ................................................22
                 (c)  Accepting Bids .........................................23
                 (d)  Funding Bid Loans ......................................23
                 (e)  Several Obligations ....................................23
                 (f)  Bid Notes ..............................................24
   Section 2.09  Extension by Banks of the Expiration Date ...................24
                 (a)  Requests; Approval by All Banks ........................24
                 (b)  Approval by Required Banks .............................24
   Section 2.10  UK Borrower Loans ...........................................24

ARTICLE III      INTEREST RATES...............................................25

   Section 3.01  Interest Rate Options .......................................25
                 (a)  Revolving Credit Interest Rate Options .................26
                 (b)  Rate Quotations ........................................26
                 (c)  Change in Fees or Interest Rates .......................26
   Section 3.02  Committed Loans Interest Periods ............................27

                                      (ii)

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                                                                            Page
                                                                            ----

                 (a)  Amount of Borrowing Tranche ............................27
                 (b)  Renewals ...............................................27
   Section 3.03  Interest After Default ......................................27
                 (a)  Interest Rate ..........................................27
                 (b)  Other Obligations ......................................27
                 (c)  Acknowledgment .........................................27
   Section 3.04  LIBOR Unascertainable; Illegality; Increased Costs;
                 Deposits Not Available.......................................27
                 (a)  Unascertainable ........................................27
                 (b)  Illegality; Increased Costs; Deposits Not
                      Available...............................................28
                 (c)  Agent's and Bank's Rights ..............................28
   Section 3.05  Selection of Interest Rate Options ..........................29

ARTICLE IV       PAYMENTS.....................................................29

   Section 4.01  Payments ....................................................29
   Section 4.02  Pro Rata Treatment of Banks .................................29
   Section 4.03  Interest Payment Dates ......................................30
   Section 4.04  Voluntary Prepayments .......................................30
                 (a)  Right to Prepay ........................................30
                 (b)  Replacement of a Bank ..................................31
                 (c)  Change of Lending Office ...............................31
   Section 4.05  Reduction or Termination of Commitments .....................32
   Section 4.06  Additional Compensation in Certain Circumstances ............32
                 (a)  Increased Costs or Reduced Return Resulting From
                      Taxes, Reserves, Capital Adequacy Requirements,
                      Expenses, Etc ..........................................32
                 (b)  Indemnity ..............................................33
   Section 4.07  Taxes .......................................................33
                 (a)  No Deductions ..........................................33
                 (b)  Stamp Taxes ............................................34
                 (c)  Indemnification for Taxes Paid by a Bank ...............34
                 (d)  Certificate ............................................34
                 (e)  Survival ...............................................34
   Section 4.08  Judgment Currency ...........................................34
                 (a)  Currency Conversion Procedures for Judgments ...........34
                 (b)  Indemnity in Certain Events ............................34
   Section 4.09  Notes, Maturity .............................................35
   Section 4.10  Mandatory Prepayments .......................................35

ARTICLE V        REPRESENTATIONS AND WARRANTIES...............................35

   Section 5.01  Representations and Warranties ..............................35
                 (a)  Organization and Qualification .........................35
                 (b)  Capitalization and Subsidiaries ........................36
                 (c)  Power and Authority ....................................36
                 (d)  Validity and Binding Effect ............................36
                 (e)  No Conflict ............................................36
                 (f)  Litigation .............................................36

                                      (iii)

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                                                                            Page
                                                                            ----

                 (g)  Title to Properties ....................................37
                 (h)  Financial Statements, Reinsurance Coverage .............37
                 (i)  Use of Proceeds; Margin Stock ..........................37
                 (j)  Full Disclosure ........................................38
                 (k)  Taxes ..................................................38
                 (l)  Consents and Approvals .................................38
                 (m)  No Event of Default; Compliance With Instruments .......38
                 (n)  Licenses, Etc ..........................................38
                 (o)  Insurance ..............................................39
                 (p)  Compliance With Laws ...................................39
                 (q)  Material Contracts; Burdensome Restrictions ............39
                 (r)  Investment Companies; Regulated Entities ...............39
                 (s)  Plans and Benefit Arrangements .........................39
                 (t)  Senior Debt Status .....................................40
   Section 5.02  Continuation of Representations .............................41

ARTICLE VI       CONDITIONS OF LENDING........................................41

   Section 6.01  First Loans .................................................41
                 (a)  Representations and Warranties True and Complete,
                      No Defaults.............................................41
                 (b)  Secretary's Certificate ................................41
                 (c)  Delivery of Notes, Guaranty Agreements, and Loan
                      Request.................................................42
                 (d)  Opinion of Counsel .....................................42
                 (e)  Legal Details ..........................................42
                 (f)  Payment of Fees ........................................42
                 (g)  No Material Adverse Change .............................42
                 (h)  Existing Credit Agreement ..............................42
                 (i)  Liens ..................................................42
   Section 6.02  Each Additional Loan ........................................42

ARTICLE VII      COVENANTS....................................................43

   Section 7.01  Affirmative Covenants .......................................43
                 (a)  Preservation of Existence, Etc .........................43
                 (b)  Payment of Liabilities, Including Taxes, Etc ...........43
                 (c)  Maintenance of Insurance ...............................43
                 (d)  Maintenance of Properties and Leases ...................44
                 (e)  Maintenance of Licenses, Etc ...........................44
                 (f)  Visitation Rights ......................................44
                 (g)  Keeping of Records and Books of Account ................44
                 (h)  Plans and Benefit Arrangements .........................44
                 (i)  Compliance With Laws ...................................45
                 (j)  Use of Proceeds ........................................45
                 (k)  Senior Debt Status .....................................45
   Section 7.02  Negative Covenants ..........................................45
                 (a)  Indebtedness ...........................................45
                 (b)  Liens ..................................................46
                 (c)  Guaranties .............................................46

                                      (iv)

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                                                                            Page
                                                                            ----

                 (d)  Loans and Investments ..................................46
                 (e)  Dividends and Related Distributions ....................47
                 (f)  Liquidations, Mergers, Consolidations,
                      Acquisitions............................................47
                 (g)  Dispositions of Assets or Subsidiaries .................48
                 (h)  Affiliate Transactions .................................49
                 (i)  Subsidiaries, Partnerships and Joint Ventures ..........49
                 (j)  Continuation of or Change in Business ..................49
                 (k)  Plans and Benefit Arrangements .........................50
                 (l)  Fiscal Year ............................................50
                 (m)  Minimum Statutory Capital ..............................50
                 (n)  Maximum Exposure Ratio .................................50
                 (o)  Maximum Debt to Total Capitalization Ratio .............50
                 (p)  Maximum Collateralized Credit Derivative
                      Guaranties..............................................50
   Section 7.03  Reporting Requirements ......................................51
                 (a)  Quarterly Financial Statements .........................51
                 (b)  Annual Financial Statements ............................51
                 (c)  Certificate of the Company .............................51
                 (d)  Notice of Default ......................................52
                 (e)  Off-Balance Sheet Financing ............................52
                 (f)  Notice of Litigation ...................................52
                 (g)  Notice of Change in Insurer Financial Strength
                      Rating..................................................52
                 (h)  Sale of Assets .........................................53
                 (i)  Budgets, Other Reports and Information .................53

ARTICLE VIII     DEFAULT......................................................53

   Section 8.01  Events of Default ...........................................53
                 (a)  Payments Under Loan Documents ..........................53
                 (b)  Breach of Warranty .....................................53
                 (c)  Breach of Negative Covenants or Visitation Rights ......53
                 (d)  Breach of Other Covenants ..............................53
                 (e)  Defaults in Other Agreements or Indebtedness ...........53
                 (f)  Final Judgments or Orders ..............................54
                 (g)  Loan Document Unenforceable ............................54
                 (h)  Losses; Proceedings Against Assets .....................54
                 (i)  Notice of Lien or Assessment ...........................54
                 (j)  Insolvency .............................................54
                 (k)  Events Relating to Plans and Benefit Arrangements ......55
                 (l)  Change of Control ......................................55
                 (m)  Involuntary Proceedings ................................55
                 (n)  Voluntary Proceedings ..................................56
   Section 8.02  Consequences of Event of Default ............................56
                 (a)  Events of Default Other Than Bankruptcy,
                      Insolvency or Reorganization Proceedings ...............56
                 (b)  Bankruptcy, Insolvency or Reorganization
                      Proceedings.............................................56
                 (c)  Set-off ................................................56
                 (d)  Suits, Actions, Proceedings ............................57

                                       (v)

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                                                                            Page
                                                                            ----

                 (e)  Application of Proceeds ................................57
                 (f)  Other Rights and Remedies ..............................57
   Section 8.03  Right of Competitive Bid Loan Banks .........................57

ARTICLE IX       THE AGENT....................................................58

   Section 9.01  Appointment .................................................58
   Section 9.02  Delegation of Duties ........................................58
   Section 9.03  Nature of Duties; Independent Credit Investigation ..........58
   Section 9.04  Actions in Discretion of Agent; Instructions From
                 the Banks....................................................59
   Section 9.05  Reimbursement and Indemnification of Agent by the
                 Borrowers....................................................59
   Section 9.06  Exculpatory Provisions; Limitation of Liability .............59
   Section 9.07  Reimbursement and Indemnification of Agent by Banks .........60
   Section 9.08  Reliance by Agent ...........................................61
   Section 9.09  Notice of Default ...........................................61
   Section 9.10  Notices .....................................................61
   Section 9.11  Banks in Their Individual Capacities; Agents in Its
                 Individual Capacity..........................................61
   Section 9.12  Holders of Notes ............................................62
   Section 9.13  Equalization of Banks .......................................62
   Section 9.14  Successor Agent .............................................62
   Section 9.15  Agent's Fee .................................................62
   Section 9.16  Availability of Funds .......................................63
   Section 9.17  Calculations ................................................63
   Section 9.18  Beneficiaries ...............................................63

ARTICLE X        MISCELLANEOUS................................................63

   Section 10.01 Modifications, Amendments, or Waivers .......................63
                 (a)  Increase of Commitment; Extension of Expiration
                      Date....................................................64
                 (b)  Extension of Payment; Reduction of Principal
                      Interest or Fees; Modification of Terms of Payment .....64
                 (c)  Release of Collateral or Guarantor .....................64
                 (d)  Miscellaneous ..........................................64
   Section 10.02 No Implied Waivers; Cumulative Remedies; Writing
                 Required.....................................................64
   Section 10.03 Reimbursement and Indemnification of Banks by the
                 Borrower; Taxes..............................................65
   Section 10.04 Holidays ....................................................65
   Section 10.05 Funding by Branch, Subsidiary, or Affiliate .................66
                 (a)  Notional Funding .......................................66
                 (b)  Actual Funding .........................................66
   Section 10.06 Notices .....................................................66
   Section 10.07 Severability ................................................67
   Section 10.08 Governing Law ...............................................67
   Section 10.09 Prior Understanding .........................................67
   Section 10.10 Duration; Survival ..........................................67
   Section 10.11 Successors and Assigns ......................................68
   Section 10.12 Confidentiality .............................................69
                 (a)  General ................................................69
                 (b)  Sharing Information With Affiliates of the Banks .......69

                                      (vi)

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                                                                            Page
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                 (c)  Disclosures of Tax Treatment ...........................70
   Section 10.13 Counterparts ................................................70
   Section 10.14 Agent's or Bank's Consent ...................................70
   Section 10.15 Exceptions ..................................................70
   Section 10.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL ......................70
   Section 10.17 Tax Withholding Clause ......................................71
   Section 10.18 Joinder of Guarantors .......................................72


                         LIST OF SCHEDULES AND EXHIBITS
                         ------------------------------

SCHEDULES
---------

SCHEDULE 1.01(A)      -  PRICING GRID
SCHEDULE 1.01(B)      -  COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES
SCHEDULE 1.01(P)      -  EXISTING LIENS
SCHEDULE 5.01(h)      -  REINSURANCE COVERAGE
SCHEDULE 7.02(a)      -  EXISTING INDEBTEDNESS

EXHIBITS
--------

EXHIBIT 1.01(A)       -  ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.01(B)       -  BID NOTE
EXHIBIT 1.01(G)(1)    -  GUARANTOR JOINDER
EXHIBIT 1.01(G)(2)-1  -  GUARANTY AGREEMENT OF ACE LIMITED
EXHIBIT 1.01(G)(2)-2  -  GUARANTY AGREEMENT OF MATERIAL SUBSIDIARIES
EXHIBIT 1.01(G)(2)-3  -  GUARANTY AGREEMENT OF ACE GUARANTY CORP.
EXHIBIT 1.01(R)       -  REVOLVING CREDIT/TERM LOAN NOTE
EXHIBIT 2.05          -  COMMITTED LOAN REQUEST
EXHIBIT 2.08(a)       -  BID LOAN REQUEST
EXHIBIT 6.01(d)       -  OPINION(S) OF COUNSEL
EXHIBIT 7.03(c)       -  QUARTERLY COMPLIANCE CERTIFICATE

                                      (vii)

                                CREDIT AGREEMENT
                                ----------------

          THIS CREDIT AGREEMENT is dated as of May 22, 2003, and is made by and among ACE GUARANTY CORP., a Maryland corporation (the "Company"), ACE GUARANTY
(UK) LTD., a company organized under the laws of England and Wales (the "UK Borrower"), the BANKS (as hereinafter defined), and ABN AMRO BANK N.V., in its capacity as administrative agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Agent") and sole bookrunner.

                                   WITNESSETH:
                                   ----------

          WHEREAS, the Borrowers have requested the Banks to provide a 364-day revolving credit facility to the Borrowers in an aggregate principal amount not to exceed the Commitments of the Banks; and

          WHEREAS, such revolving credit facility shall be used for the general corporate purposes of the Borrowers; and

          WHEREAS, the Banks are willing to provide such credit upon the terms and conditions hereinafter set forth;

          NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth, hereby covenant and agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS
                               -------------------

          Section 1.01 Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

          ABN AMRO Bank or ABN AMRO shall mean ABN AMRO Bank N.V., its successors and assigns.

          ACE shall mean ACE Limited, a Cayman Islands company.

          Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with, such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

          Agent shall mean ABN AMRO Bank N.V., and its successors and assigns, in its capacity as administrative agent for the Banks under this Agreement.

          Agent's Fee shall have the meaning assigned to that term in Section 9.15.

          Agent's Letter shall have the meaning assigned to that term in Section 9.15.

          Aggregate Loan Outstandings shall have the meaning assigned to that term in Section 4.10(a).

          Agreement shall mean this Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

          Alternate Currency shall mean each of Euros and Pounds Sterling.

          Alternate Currency Loan shall mean any Loan denominated in an Alternate Currency.

          Approved Currency shall mean each of Dollars and each Alternate Currency.

          Applicable Facility Fee Rate shall mean the percentage rate per annum corresponding to the indicated level of Insurer Financial Strength Rating in the pricing grid on Schedule 1.01(A) below the heading "Facility Fee." The Applicable Facility Fee Rate shall be computed in accordance with the parameters set forth on Schedule 1.01(A).

          Applicable Margin shall mean, as applicable:

          (A) the percentage spread to be added to Base Rate under the Revolving Credit Base Rate Option or the Term Loan Base Rate Option corresponding to the indicated level of Insurer Financial Strength Rating in the pricing grid on Schedule 1.01(A) below the heading "Revolving Credit Base Rate Spread," or

          (B) the percentage spread to be added to LIBOR under the Revolving Credit LIBOR Option or the Term Loan LIBOR Option corresponding to the indicated level of Insurer Financial Strength Rating in the pricing grid on
     Schedule 1.01(A) below the heading "Revolving Credit LIBOR Spread."

          The Applicable Margin shall be computed in accordance with the parameters set forth on Schedule 1.01(A).

          Applicable Usage Premium shall mean the percentage rate per annum corresponding to the indicated level of Insurer Financial Strength Rating in the pricing grid on Schedule 1.01(A) below the heading "Usage Premium." The Applicable Usage Premium shall be computed in accordance with the parameters set forth on Schedule 1.01(A).

          Assignee Bank shall have the meaning assigned to such term in Section 2.09(b).

          Assignment and Assumption Agreement shall mean an Assignment and Assumption Agreement by and among a Purchasing Bank, a Transferor Bank and the Agent, as Agent and on behalf of the remaining Banks, substantially in the form of Exhibit 1.01(A).

          Associated Cost Rate shall mean, with respect to any Interest Period for Pounds Sterling denominated Loans, the amount (expressed as a percentage rate per annum, rounded up to the nearest four decimal places, as determined by the Agent on the first day of such Interest Period) required to compensate the Banks lending from facility offices in the United Kingdom for the portion of the cost of each such Bank of complying with the cash ratio and special deposit requirements of the Bank of England and/or capital adequacy requirements and banking supervision or other fees imposed by the United Kingdom Financial Services Authority, which, in the reasonable determination of such Bank, is attributable to the Loans made by such Bank from its facility office in the United Kingdom and outstanding during such Interest Period.

          Authorized Officer shall mean those individuals, designated by written notice to the Agent from each Borrower, authorized to execute notices, reports and other documents on behalf of such Borrower required hereunder. Each Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.

          Bank to be Terminated shall have the meaning assigned to such term in
Section 2.09(b).

          Banks shall mean the financial institutions named on Schedule 1.01(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.

          Base Rate shall mean the greater of (i) the interest rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, or (ii) the Federal Funds Effective Rate plus 0.5% per annum.

          Base Rate Option shall mean the Revolving Credit Base Rate Option or the Term Loan Base Rate Option, as the case may be.

          Benefit Arrangement shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

          Bid shall have the meaning assigned to such term in Section 2.08(b).

          Bid Deadline shall have the meaning assigned to such term in Section 2.08(b).

          Bid Loan Borrowing Date shall mean, with respect to any Bid Loan, the date for the making thereof which shall be a Business Day.

          Bid Loan LIBOR Rate Option shall mean the option of each Borrower to request that the Banks submit Bids to make Bid Loans bearing interest at a rate per annum quoted by such Banks at the LIBOR in effect two Business Days before the Borrowing Date of such Bid Loan plus a LIBOR Bid Loan Spread.

          Bid Loan Fixed Rate Option shall mean the option of each Borrower to request that the Banks submit Bids to make Bid Loans bearing interest at a fixed rate per annum quoted by such Banks as a numerical percentage (and not as a spread over another rate such as the LIBOR).

          Bid Loan Interest Period shall have the meaning assigned to such term in Section 2.08(a).

          Bid Loan Request shall have the meaning assigned to such term in
Section 2.08(b).

          Bid Loans shall mean collectively all of the Bid Loans and Bid Loan shall mean separately any Bid Loan, made by any of the Banks to either Borrower pursuant to Section 2.08.

          Bid Notes shall mean collectively all of the Bid Notes and Bid Note shall mean separately any Bid Note, of each Borrower in the form of Exhibit 1.01(B) evidencing the Bid Loans made to such Borrower together with all amendments, extensions, renewals, replacements, refinancings or refunds thereof in whole or in part.

          Borrower shall mean each of the Company and the UK Borrower.

          Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

          Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a LIBOR Option or a Bid Loan Fixed Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by a Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

          Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in New York, New York and, if the applicable Business Day relates to any Loan to which the LIBOR Option applies, such day must also be a day on which dealings are carried on in the London interbank market and, with respect to any payments due under the Guaranty given by ACE Limited, such day must also be a day which is not a national holiday in Bermuda.

          Closing Date shall mean May 22, 2003.

          Commitment shall mean as to any Bank its Revolving Credit Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments of all of the Banks.

          Committed Loan shall mean a Revolving Credit Loan or a Term Loan, as the case may be.

          Committed Loan Interest Period shall mean the period of time selected by the respective Borrower in connection with (and to apply to) any election permitted hereunder by such Borrower to have Revolving Credit Loans or Term Loans bear interest under the LIBOR Option. Subject to the last sentence of this definition, such period shall be one, two, three or six Months. Such Interest Period shall commence on the effective date of borrowing of any Loan bearing interest at a rate determined with reference to such Interest Rate Option, which shall be (i) the Borrowing Date if the respective Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the LIBOR Option if the Borrower is renewing or converting to the LIBOR Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the directly preceding Business Day, and (B) such Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Term Loan Maturity Date.

          Committed Loan LIBOR Option shall mean a Revolving Credit Loan LIBOR Option and a Term Loan LIBOR Option.

          Committed Loan Request shall mean a request for a Revolving Credit Loan or a request to select, convert to or renew a Base Rate Option or LIBOR Option with respect to an outstanding Revolving Credit Loan or Term Loan in accordance with Section 2.05, Section 3.01 and Section 3.02.

          Company shall mean ACE Guaranty Corp., a Maryland corporation.

          Compliance Certificate shall have the meaning assigned to such term in
Section 7.03(c).

          Consideration shall mean a greater than de minimis monetary return for the sale or provision of a service or product or for the undertaking of an obligation or liability, except that with respect to a Permitted Acquisition, Consideration shall mean the aggregate of (i) the cash paid by any of the Company or any Material Subsidiary, directly or indirectly, to the seller in connection with such Permitted Acquisition, (ii) the Indebtedness incurred or assumed by the Company or any of the Material Subsidiaries with respect to such Permitted Acquisition, whether in favor of the seller or otherwise and whether fixed or contingent, (iii) any Guaranty given or incurred by the Company or any Material Subsidiary in connection therewith, and (iv) any other consideration given or obligation incurred by the Company or any of the Material Subsidiaries in connection with such Permitted Acquisition.

          Consolidated Debt shall mean, at any time, an amount equal to the sum (without duplication) of the then outstanding Indebtedness of the Company and of each Subsidiary of the Company (excluding, however, the amount of all Insurance-Related Guaranties and excluding all Soft Capital), determined and consolidated in accordance with GAAP.

          Credit Derivative Guaranties shall have the meaning assigned to such term in Section 7.02(c).

          Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

          Dollar Equivalent shall mean, at any time for the determination thereof, the amount of Dollars which could be purchased with the amount of the relevant Alternate Currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M., London time, on the date two Business Days prior to the date of any determination thereof for purchase on such date.

          ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

          ERISA Group shall mean, at any time, the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Company, are treated as a single employer under Section 414 of the Internal Revenue Code.

          Euro shall mean the single currency of participating member states of the European Union.

          Euro-LIBOR shall mean, with respect to the Loans comprising any Borrowing Tranche denominated in Euros to which the LIBOR Option applies for any Interest Period, an interest rate per annum determined on the basis of the rate for deposits in Euros for a period comparable to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), Euro LIBOR shall be determined by reference to such other publicly available service for displaying Euro-denominated rates as may be agreed upon by the Agent and the Borrowers or, in the absence of such agreement, the Euro LIBOR shall be the rate of interest per annum determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) equal to the rate per annum at which Euro deposits approximately equal in principal amount to such Borrowing Tranche for a period and with a maturity comparable to such Interest Period are offered to the principal London office of Agent in immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period. The Agent shall give prompt notice to the Borrowers of the Euro LIBOR as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

          Eurodollar Rate shall mean, with respect to the Loans comprising any Borrowing Tranche denominated in Dollars to which the LIBOR Option applies for any Interest Period, an interest rate per annum determined on the basis of the rate for deposits in Dollars for a period comparable to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the Eurodollar Rate shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Agent and the Borrowers or, in the absence of such agreement, the Eurodollar Rate shall be the rate of interest per annum determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) equal to the rate per annum at which Dollar deposits approximately equal in principal amount to such Borrowing Tranche for a period and with a maturity comparable to such Interest Period are offered to the principal London office of Agent in immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period. The Agent shall give prompt notice to the Borrowers of the Eurodollar Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

          Eurodollar Reserve Percentage shall mean as of any day and with respect to any Bank or the Agent the maximum percentage in effect on such day for such Bank or the Agent, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements as it affects such Bank or the Agent (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities").

          Event of Default shall mean any of the events described in Section
8.01 and referred to therein as an "Event of Default."

          Existing Credit Agreement shall mean the Credit Agreement, dated as of May 30, 2002, among the Company (formerly known as Ace Guaranty Re Inc.), the banks party thereto, ABN AMRO Bank N.V., as administrative agent, and ABN AMRO Incorporated, as syndication agent, lead arranger and bookrunner.

          Existing Reinsurance Coverage shall have the meaning assigned to such term in Section 5.01(h)(C).

          Expiration Date shall mean, with respect to the Revolving Credit Commitments, May 20, 2004, or such later date as determined pursuant to Section 2.09.

          Extending Bank shall have the meaning assigned to such term in Section 2.09(b).

          Facility Fee shall have the meaning assigned to that term in Section 2.03.

          Facility Usage shall mean at any time the sum of the principal amount of the Revolving Credit Loans or Term Loans, as the case may be, outstanding and, solely for purposes of Section 2.04, the principal amount of the Bid Loans outstanding.

          Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

          Fixed Rate shall mean a fixed interest rate quoted by a Bank in its Bid to apply to such Bank's Bid Loan over the term of such Bid Loan if such Bank's Bid is accepted.

          Fixed Rate Bid Loan shall mean a Bid Loan that bears interest under the Bid Loan Fixed Rate Option.

          GAAP shall mean generally accepted accounting principles as in effect from time to time in the United States, subject to the provisions of Section 1.03, applied on a consistent basis both as to classification of items and amounts.

          Guarantor shall mean ACE, the Company and each Material Subsidiary which hereafter joins this Agreement as a Guarantor after the date hereof pursuant to Section 10.18.

          Guarantor Joinder shall mean a joinder by a Person as a Guarantor under this Agreement, the Guaranty Agreement and the other Loan Documents in the form of Exhibit 1.01(G)(1).

          Guaranty of any Person shall mean any obligation of such Person guarantying or in effect guarantying any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person (other than as an incidental part of another transaction), any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

          Guaranty Agreement shall mean one or more Guaranty Agreements in substantially the form of Exhibit 1.01(G)(2)-1, Exhibit 1.01(G)(2)-2 or Exhibit 1.01(G)(2)-3 executed and delivered by each of the Guarantors to the Agent for the benefit of the Banks.

          Historical Statements shall have the meaning assigned to that term in
Section 5.01(h)(A).

          Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) payment obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than ninety (90) days past due), or (v) any Guaranty of Indebtedness. For the avoidance of doubt, Indebtedness does not include the mere commitment (whether or not set forth in a credit agreement or otherwise), in favor of a Person, to advance funds or provide other financial accommodations to the extent that no such funds or financial accommodations are advanced or provided.

          Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Company or any Material Subsidiary or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors, undertaken under any Law.

          Insurance-Related Guaranties shall have the meaning assigned to that term in Section 7.02(c).

          Insurer Financial Strength Rating shall mean the insurer financial strength rating of the Company as determined by each of Standard & Poor's and Moody's.

          Interest Period shall mean either a Committed Loan Interest Period or a Bid Loan Interest Period.

          Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor, or similar agreements entered into by the Company or any Material Subsidiary in order to provide protection to, or minimize the impact upon, the Company or any Material Subsidiary of increasing floating rates of interest applicable to Indebtedness.

          Interest Rate Option shall mean any Committed Loan LIBOR Option, Bid Loan LIBOR Option, Bid Loan Fixed Rate Option, or Base Rate Option.

          Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

          Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization, or approval, lien or award of or settlement agreement with any Official Body.

          LIBOR shall mean, with respect to any Borrowing Tranche of Loans, the relevant interest rate, i.e., Eurodollar Rate, Euro LIBOR or Sterling LIBOR.

          LIBOR Bid Loan shall mean any Bid Loan that bears interest under the Bid Loan LIBOR Option.

          LIBOR Bid Loan Spread shall mean the spread quoted by a Bank in its Bid to apply to such Bank's Bid Loan if such Bank's Bid is accepted. The LIBOR Bid Loan Spread shall be quoted as a percentage rate per annum and expressed in multiples of 1/1000th of one percentage point to be either added to (if it is positive) or subtracted from (if it is negative) the LIBOR in effect two (2) Business Days before the Borrowing Date with respect to such Bid Loan. Interest on LIBOR Bid Loans shall be computed based on a year of 360 days for the actual days elapsed.

          LIBOR Interest Period shall mean the Interest Period applicable to a LIBOR Bid Loan, a Revolving Credit Loan that is subject to the Revolving Credit LIBOR Option or a Term Loan that is subject to the Term Loan LIBOR Option.

          LIBOR Option shall mean either the Revolving Credit LIBOR Option, the Term Loan LIBOR Option or the Bid Loan Euro-Rate Option.

          Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge, or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement, or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

          Loan Documents shall mean this Agreement, the Agent's Letter, the Guaranty Agreement, and any other instruments, certificates, or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

          Loan Request shall mean either a Bid Loan Request or a Committed Loan Request.

          Loans shall mean collectively all Revolving Credit Loans, Term Loans and Bid Loans and Loan shall mean separately any Revolving Credit Loan, Term Loan or Bid Loan.

          Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Company and the Material Subsidiaries taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Company and the Material Subsidiaries taken as a whole to duly and punctually pay or perform its obligations under the Loan Documents, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

          Material Subsidiary shall mean (i) any Subsidiary of the Company which has at any time, or which will have after giving effect to any contemplated transaction, acquisition, loan or investment, a net worth equal to or greater than an amount which is the greater of five percent (5%) of the consolidated tangible net worth of the Company and its Subsidiaries or $25,000,000, (ii) any Subsidiary of the Company as to which the Company requests in writing that it be a Material Subsidiary, and (iii) any Subsidiary or Subsidiaries of the Company which own(s) in the aggregate 30% or more of any Material Subsidiary; and Material Subsidiaries shall mean all such Subsidiaries. Notwithstanding the foregoing, the UK Borrower shall be deemed to be a Material Subsidiary for all purposes in this Agreement and the other Loan Documents; provided, however that the UK Borrower shall not be required to be a Guarantor.

          Month, with respect to an Interest Period under the LIBOR Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any LIBOR Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

          Moody's shall mean Moody's Investors Service, Inc. and its successors.

          Multiemployer Plan shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Company or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

          Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including the Company or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

          Net Par shall mean the aggregate maximum par amount of insurance and reinsurance coverage under all obligations of insurance or reinsurance (or similar arrangements) provided by a Person minus the aggregate maximum par amount of reinsurance (or similar arrangements including hedging arrangements) coverage in favor of such Person with respect to its insurance or reinsurance obligations.

          Notes shall mean the Revolving Credit/Term Loan Notes and Bid Notes.

          Notices shall have the meaning assigned to that term in Section 10.06.

          Obligation shall mean any obligation or liability of either Borrower, any Material Subsidiary, or ACE to the Agent or any of the Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, any Notes, the Agent's Letter or any other Loan Document.

          Off-Balance Sheet Transactions shall have the meaning assigned to that term in Section 7.03(e).

          Offered Amount shall have the meaning assigned to such term in Section 2.08(b).

          Official Body shall mean any national, federal, state, local, or other government or political subdivision or any agency, authority, board, bureau, central bank, commission, department, or instrumentality of either, or any court, tribunal, grand jury, or arbitrator, in each case whether foreign or domestic.

          PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

          Permitted Acquisitions shall have the meaning assigned to such term in
Section 7.02(f).

          Permitted Investments shall mean:

          (i) direct obligations of the United States of America or the United Kingdom or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America or the United Kingdom maturing in twelve (12) months or less from the date of acquisition;

          (ii) commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor's or P-1 by Moody's on the date of acquisition;

          (iii) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of acquisition; and

          (iv) fixed income securities with a weighted average credit quality of A by Standard & Poor's or A2 by Moody's on the date of acquisition; and

          (v) investments of the types specified in Section 1402(b) and 1404(a)(1), (2), (3), (8), and (10) of the New York Insurance Law.

          Permitted Liens shall mean:

          (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

          (ii) Pledges or deposits made in the ordinary course of business of the Company or any Material Subsidiary to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs with respect to such Person's officers or employees;

          (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

          (iv) Good-faith pledges or deposits made in the ordinary course of business of the Company or any Material Subsidiary to secure statutory or regulatory obligations of the Company or any Material Subsidiary;

          (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

          (vi) Liens, security interests and mortgages in favor of the Agent for the benefit of the Banks securing the Obligations;

          (vii) Liens on property leased by the Company or any Material Subsidiary under capital and operating leases;

          (viii) Any Lien existing on the date of this Agreement securing payment of non-recourse Indebtedness and described on Schedule 1.01(P), provided that the principal amount secured thereby is not hereafter increased;

          (ix)   Purchase Money Security Interests;

          (x) Liens on assets received by any Borrower from a third Person and held in trust by any Borrower in respect of liabilities assumed by any Borrower in the course of the reinsurance business of such Borrower;

          (xi) Liens securing Credit Derivative Guaranties, subject, however, to the terms of Section 7.02(p); and

          (xii) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and they do not in the aggregate materially impair the ability of any Borrower or any Material Subsidiary to perform its Obligations hereunder or under the other Loan
     Documents:

                 (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the applicable Borrower or applicable Material Subsidiary maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                 (2) Claims, Liens, or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

                 (3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or

                 (4) Liens resulting from final judgments or orders described in Section 8.01(f).

          Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

          Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or
(ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

          Potential Default shall mean any event or condition which with notice, passage of time or a determination by the Agent or the Required Banks, or any combination of the foregoing, would constitute an Event of Default.

          Pounds Sterling shall mean freely transferable lawful money of the United Kingdom.

          Principal Amount shall mean (i) the stated principal amount of each Loan denominated in Dollars, and/or (ii) the Dollar Equivalent of the stated principal amount of each Alternate Currency Loan, as the context may require.

          Principal Office shall mean the main banking office of the Agent in New York, New York.

          Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

          Property shall mean all real property, both owned and leased, of the Company or any Material Subsidiary.

          Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to the Company or any Material Subsidiary, or deferred payments by such Person, in either case for the purchase of such tangible personal property.

          Purchasing Bank shall mean a Bank which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

          Ratable Share shall mean the proportion that a Bank's Commitment bears to the Commitments.

          Regulation U shall mean any of Regulations T, U, or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

          Reportable Event shall mean a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

          Requested Amount shall have the meaning assigned to such term in
Section 2.08(a).

          Required Banks shall mean

          (A) if there are no Loans, Required Banks shall mean Banks whose Commitments aggregate greater than 50% of the Commitments of all of the Banks, or

          (B)  if there are Loans, Required Banks shall mean:

               (i) prior to a termination of the Commitments hereunder pursuant to Section 8.02(a) or Section 8.02(b), any Bank or group of Banks if the sum of the principal amount of the Committed Loans of such Banks then outstanding aggregates greater than 50% of the total principal amount of all of the Committed Loans then outstanding; and

               (ii) after a termination of the Commitments hereunder pursuant to Section 8.02(a) or Section 8.02(b), any Bank or group of Banks if the sum of the principal amount of the Loans of such Banks then outstanding aggregates greater than 50% of the total principal amount of all of the Loans then outstanding.

          Revolving Credit Base Rate Option shall mean the option of the Borrowers to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.01(a)(i).

          Revolving Credit Commitment shall mean, as to any Bank at any time, the amount initially set forth opposite its name on Schedule 1.01(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Banks.

          Revolving Credit LIBOR Option shall mean the option of the Borrowers to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.01(a)(ii).

          Revolving Credit Loans shall mean collectively all Revolving Credit Loans made by the Banks to the Borrowers and Revolving Credit Loan shall mean separately any Revolving Credit Loan, made by one of the Banks to a Borrower, pursuant to Section 2.01(a). A Bid Loan is not a Revolving Credit Loan, except that it will be treated as a Revolving Credit Loan following a termination of the Commitments hereunder pursuant to Section 8.02(a) or Section 8.02(b) as provided in Section 8.03.

          Revolving Credit/Term Loan Note shall mean any Revolving Credit/Term Loan Note of a Borrower in the form of Exhibit 1.01(R) issued by such Borrower to a Bank evidencing the Revolving Credit Loans or Term Loans, as the case may be, of such Bank to such Borrower, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

          SEC shall mean the Securities and Exchange Commission or any governmental agencies substituted therefor.

          Soft Capital shall have the meaning assigned to that term in Section 7.02(a).

          Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

          Statutory Capital shall mean the aggregate of policyholders' surplus of the Company and the contingency reserve of the Company, each determined in a manner consistent with that used in preparing the Historical Statements referred to in Section 5.01(h)(A) [Historical Statements].

          Sterling LIBOR shall mean, with respect to the Loans comprising any Borrowing Tranche denominated in Pounds Sterling to which the LIBOR Option applies for any Interest Period, (A) an interest rate per annum determined on the basis of the rate for deposits in Pounds Sterling for a period comparable to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period plus (B) the Associated Cost Rate for such Loans for such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), Sterling LIBOR shall be determined by reference to such other publicly available service for displaying Pounds Sterling-denominated rates as may be agreed upon by the Agent and the Borrowers or, in the absence of such agreement, Sterling LIBOR shall be the rate of interest per annum determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) equal to the rate per annum at which Pounds Sterling deposits approximately equal in principal amount to such Borrowing Tranche for a period and with a maturity comparable to such Interest Period are offered to the principal London office of Agent in immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period. The Agent shall give prompt notice to the Borrowers of the Sterling LIBOR as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

          Subsidiary of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries,
(iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries. Notwithstanding the foregoing, the UK Borrower shall be deemed to be a Subsidiary for all purposes in this Agreement and the other Loan Documents; provided, however, that the UK Borrower shall not be required to be a Guarantor.

          Term Loan Base Rate Option shall mean the option of the Borrowers to have Term Loans bear interest at the rate and under the terms and conditions set forth in Section 3.01(a)(i).

          Term Loan Fee shall have the meaning assigned to that term in Section 2.03(b).

          Term Loan LIBOR Option shall mean the option of the Borrowers to have Term Loans bear interest at the rate and under the terms and conditions set forth in Section 3.01(a)(ii).

          Term Loan Maturity Date shall mean the first anniversary of the Expiration Date or, if such day is not a Business Day, the next preceding Business Day.

          Term Loans shall mean each Revolving Credit Loan that is converted into a term loan on the Expiration Date pursuant to Section 2.01(b).

          Total Capitalization shall mean, at any time, an amount (without duplication) equal to (i) the then outstanding Consolidated Debt of the Company and its Subsidiaries, plus (ii) consolidated stockholders equity of the Company and its Subsidiaries.

          Transferor Bank shall mean the selling Bank pursuant to an Assignment and Assumption Agreement.

          UK Borrower shall mean ACE Guaranty (UK) Ltd., a company organized under the laws of England and Wales.

          Section 1.02 Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

          (a) Number; Inclusion. References to the plural include the singular, the plural, the part and the whole;"or" has the inclusive meaning represented by the phrase "and/or," and "including" is not a term of limitation and has the meaning represented by the phrase "including without limitation";

          (b) Determination. References to "determination" of or by the Agent or the Banks shall be deemed to include good-faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Banks (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

          (c) Agent's Discretion and Consent. Whenever the Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;

          (d) Documents Taken as a Whole. The words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

          (e) Headings. The section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

          (f) Implied References to this Agreement. Article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

          (g) Persons. Reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

          (h) Modifications to Documents. Reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

          (i) From, To and Through. Relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

          (j) Shall; Will. References to "shall" and "will" are intended to have the same meaning.

          Section 1.03 Accounting Principles; Computations. (a) Except as otherwise provided in this Agreement (as, for example, where reference is made to statutory or regulatory financial matters), all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP as in effect on the date hereof applied on a basis consistent with that used in preparing the Historical Statements referred to in Section 5.01(h)(A) [Historical Statements]. In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in Section 7.02 based upon the Company's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Company's financial statements at that time.

          (b) For purposes of this Agreement, the Dollar Equivalent of each Loan that is an Alternate Currency Loan shall be calculated on the date when any such Loan is made, on the second Business Day of each month, or such date as a Borrower may request and at such other times as designated by the Agent at any time when a Potential Default or an Event of Default exists. Such Dollar Equivalent shall remain in effect until the same is recalculated by the Agent as provided above and notice of such recalculation is received by the Borrowers, it being understood that until such notice is received, the Dollar Equivalent shall be that Dollar Equivalent as last reported to the Borrowers by the Administrative Agent. The Agent shall promptly notify the Borrowers and the Banks of each such determination of the Dollar Equivalent.

                                   ARTICLE II

                     REVOLVING CREDIT AND TERM LOAN FACILITY
                     ---------------------------------------

          Section 2.01 Revolving Credit Commitments; Term Loans. (a) Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Credit Loans to either Borrower (on a several basis) at any time or from time to time on or after the date hereof to the Expiration Date, which Revolving Credit Loans
(i) may be made and maintained in such Approved Currency as is requested by the applicable Borrower (provided that the aggregate Principal Amount of Revolving Credit Loans denominated in Alternate Currencies shall not exceed $12,500,000 and only the UK Borrower may incur Alternate Currency Loans) and (ii) shall not, in the case of Revolving Credit Loans incurred by the UK Borrower, when added to the outstanding Principal Amount of all Bid Loans incurred by the UK Borrower, exceed $12,500,000 in aggregate Principal Amount outstanding at any time for all such Revolving Credit Loans and Bid Loans; provided that, after giving effect to each such Loan, the aggregate amount of Loans from such Bank shall not exceed such Bank's Revolving Credit Commitment. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay, and reborrow Revolving Credit Loans pursuant to this Section 2.01(a).

          (b) Subject to and upon the terms and conditions set forth herein, each Borrower and each Bank which has Dollar-denominated Revolving Credit Loans outstanding at such time agree that at 9:00 A.M., New York time, on the Expiration Date, the aggregate principal amount of Dollar-denominated Revolving Credit Loans owing to such Bank and outstanding at such time shall (unless such Revolving Credit Loans have been declared (or have become) due and payable pursuant to this Agreement), upon written notice (or telephonic notice promptly confirmed in writing) by the respective Borrower to the Agent requesting such conversion, automatically convert to and thereafter constitute Term Loans owing to such Bank hereunder. The Term Loans of each Bank (i) shall be made and thereafter maintained in Dollars; (ii) shall, at the option of the applicable Borrower, be Base Rate Loans or LIBOR Loans, provided that all Term Loans comprising the same Borrowing Tranche shall, unless otherwise specifically provided herein, consist of Term Loans of the same type; and (iii) shall not exceed in initial

Principal Amount for such Bank an amount which equals the total principal amount of Dollar-denominated Revolving Credit Loans owed to such Bank and outstanding at 9:00 A.M., New York time, on the Expiration Date. Once repaid, Term Loans may not be reborrowed.

          Section 2.02 Nature of Banks' Obligations with Respect to Revolving Credit Loans. Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.05 [Revolving Credit Loan Requests] in accordance with its Ratable Share. The aggregate Principal Amount of each Bank's Revolving Credit Loans outstanding hereunder to the Borrowers at any time shall never exceed its Revolving Credit Commitment. The obligations of each Bank hereunder are several and not joint. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

          Section 2.03 Facility Fees; Term Loan Fee. (a) Accruing from the date hereof until but not including the Expiration Date, the Company agrees to pay to the Agent for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment hereunder, a non-refundable facility fee (the "Facility Fee") equal to the Applicable Facility Fee Rate (computed on the basis of a year of 360 days for the actual days elapsed) on the average daily amount of such Bank's Revolving Credit Commitment as the same may be constituted from time to time, regardless of usage. All Facility Fees shall be payable in arrears on the first Business Day of each June, September, December, and March after the date hereof and on the Expiration Date or upon acceleration of the Loans.

          (b) Accruing on the Expiration Date to but not including the Term Loan Maturity Date, the Company agrees to pay to the Agent for the pro rata account of each Bank, a non-refundable fee (the "Term Loan Fee"), equal to 0.125% of the average daily aggregate outstanding Principal Amount of the Term Loans. The Term Loan Fee shall be payable in arrears on the first Business Day of each March, June, September, and December after the Expiration Date and on the date the Term Loans are repaid in their entirety.

          Section 2.04 Utilization Fee. On each day on which the Facility Usage exceeds 33.3% of the amount of the Commitments (or, after the Expiration Date, the Commitments as in effect immediately prior to the Expiration Date), the Applicable Margin shall be increased for such day by the Applicable Usage Premium.

          Section 2.05 Revolving Credit Loan Requests. Except as otherwise provided herein, a Borrower may from time to time prior to the Expiration Date request the Banks to make Revolving Credit Loans in Dollars, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans or Term Loans pursuant to Section 3.01(c) [Interest Periods], by delivering to the Agent, not later than 10:00 a.m., New York time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the LIBOR Option applies, or with respect to the conversion to or the renewal of the LIBOR Option for any Loans; and (ii) one (1) Business Day prior to either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Committed Loan Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed Committed Loan Request therefor substantially in the form of Exhibit 2.05 or a Committed Loan Request by telephone immediately confirmed in writing by letter, facsimile, email, or telex in the form of such Exhibit. In addition, the UK Borrower may from time to time prior to the Expiration Date request to make Revolving Credit Loans in Alternate Currencies by delivering to the Agent, not later than 1:00 P.M., New York time, at least four Business Days prior to the Borrowing Date a duly completed Committed Loan Request substantially in the form of Exhibit 2.05 or a Committed Loan Request by telephone immediately confirmed in writing by letter, facsimile, email or telex in the form of such Exhibit. Each Loan Request shall be irrevocable and shall specify (i) the identity of the applicable Borrower; (ii) the respective Approved Currency for such Loan; (iii) the proposed Borrowing Date; (iv) the aggregate amount of the proposed Loans comprising each Borrowing Tranche (stated in the applicable Approved Currency), which shall be in integral multiples of $1,000,000 and not less than $5,000,000 for each Borrowing Tranche to which the LIBOR Option applies and not less than the lesser of $500,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (v) whether Committed Loan LIBOR Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and (vi) in the case of a Borrowing Tranche to which the Committed Loan LIBOR Option applies, an appropriate Committed Loan Interest Period for the Loans comprising such Borrowing Tranche.

          Section 2.06 Making Revolving Credit Loans. The Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.05 [Revolving Credit Loan Requests], notify the Banks of its receipt of such Loan Request specifying:
(i) the applicable Borrower making the Loan Request; (ii) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (iii) the amount and type of each such Revolving Credit Loan (stated in the applicable Approved Currency) and the applicable Interest Period (if any); and (iv) the apportionment among the Banks of such Revolving Credit Loans as determined by the Agent in accordance with Section 2.02 [Nature of Banks' Obligations]. Each Bank shall remit the principal amount of each Revolving Credit Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose and subject to Section 6.02 [Each Additional Loan], fund such Revolving Credit Loans to the applicable Borrower in the applicable Approved Currency and immediately available funds at the Principal Office prior to 2:00 p.m., New York time, on the applicable Borrowing Date, provided that if any Bank fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Bank on such Borrowing Date, and such Bank shall be subject to the repayment obligation in Section 9.16 [Availability of Funds].

          Section 2.07 Use of Proceeds. The proceeds of the Revolving Credit Loans shall be used for the working capital and other general corporate purposes of the Borrowers and in accordance with Section 7.01(j) [Use of Proceeds].

          Section 2.08 Bid Loan Facility. (a) Bid Loan Requests. Except as otherwise provided herein, any Borrower may from time to time prior to the Expiration Date request that the Banks make Bid Loans by delivery to the Agent not later than 10:00 A.M. New York time of a duly completed request therefor substantially in the form of Exhibit 2.08(a) hereto or a request by telephone immediately confirmed in writing by letter, facsimile, email, or telex (each, a "Bid

Loan Request") at least three (3) Business Days prior to the proposed Bid Loan Borrowing Date if the applicable Borrower is requesting Fixed Rate Bid Loans and four (4) Business Days prior to the proposed Bid Loan Borrowing Date if the applicable Borrower is requesting Euro-Rate Bid Loans of one, two, three, or six months' duration. Each Bid Loan Request shall be irrevocable and shall specify
(i) the identity of the applicable Borrower; (ii) the respective Approved Currency for such Loan; (iii) the proposed Bid Loan Borrowing Date; (iv) whether the applicable Borrower is electing the Bid Loan Fixed Rate Option or the Bid Loan LIBOR Option; (v) the term of the proposed Bid Loan (the "Bid Loan Interest Period"), which may be no less than seven (7) day(s) and no longer than one hundred eighty (180) days if the applicable Borrower is requesting a Fixed Rate Bid Loan and one, two, three, or six months if the applicable Borrower is requesting a LIBOR Bid Loan; and (vi) the maximum principal amount (the "Requested Amount") of such Bid Loan, which shall be not less than $10,000,000 and shall be an integral multiple of $1,000,000. After giving effect to such Bid Loan and any other Loan made on or before the Bid Loan Borrowing Date, the aggregate Principal Amount of all Revolving Credit Loans and Bid Loans outstanding shall not exceed the aggregate amount of the Revolving Credit Commitments of the Banks. In addition, after giving effect to any such Bid Loan incurred by the UK Borrower and any other Loan made on or before the Bid Loan Borrowing Date, the aggregate Principal Amount of all Bid Loans and Revolving Credit Loans incurred by the UK Borrower shall not exceed $12,500,000 in Principal Amount outstanding. Notwithstanding any provision hereof to the contrary, no Bid Loan may be requested for a period that would end beyond the Expiration Date.

          (b) Bidding. The Agent shall promptly after receipt by it of a Bid Loan Request pursuant to Section 2.08(a) notify the Banks of its receipt of such Bid Loan Request specifying (i) the identity of the applicable Borrower, (ii) the proposed Bid Loan Borrowing Date, (iii) whether the proposed Bid Loan shall be a Fixed Rate Bid Loan or a LIBOR Bid Loan, (iv) the Bid Loan Interest Period,
(v) the principal amount of the proposed Bid Loan and (vi) in the case of an Alternate Currency Loan to be incurred by the UK Borrower, the Alternate Currency for such Bid Loan. Each Bank may submit a bid (a "Bid") to the Agent by telephone (immediately confirmed in writing by letter, facsimile, email, or telex) not later than the following (each, as applicable, a "Bid Deadline"):
10:00 A.M. New York time two (2) Business Day before the proposed Bid Loan Borrowing Date if the applicable Borrower is requesting a Fixed Rate Bid Loan or 10:00 A.M. New York time three (3) Business Days before the proposed Bid Loan Borrowing Date if the applicable Borrower is requesting a LIBOR Bid Loan of one, two, three, or six months' duration. Each Bid shall specify: (A) the principal amount of proposed Bid Loans offered by such Bank (the "Offered Amount") which
(i) may be less than, but shall not exceed, the Requested Amount, (ii) shall be at least $2,000,000 and shall be an integral multiple of $1,000,000 and (iii) may exceed such Bank's Revolving Credit Commitment; and (B) the Fixed Rate which shall apply to such proposed Bid Loan if the applicable Borrower has requested a Fixed Rate Bid Loan or the LIBOR Bid Loan Spread which shall apply to such proposed Bid Loan if Borrower has requested a LIBOR Bid Loan and which may be a positive or negative number. If any Bid omits information required hereunder, the Agent may in its sole discretion attempt to notify the Bank submitting such Bid. If the Agent so notifies a Bank, such Bank may resubmit its Bid provided that it does so prior to the applicable Bid Deadline. The Agent shall promptly notify the applicable Borrower of the Bids which it timely received from the Banks. If the Agent in its capacity as a Bank shall, in its sole discretion, make a Bid, it shall notify the Borrower of such Bid at least one-half hour before the applicable Bid Deadline.

          (c) Accepting Bids. The applicable Borrower, at its option, shall irrevocably accept or reject Bids by notifying the Agent of such acceptance or rejection by telephone (immediately confirmed in writing by letter, facsimile, email, or telex) not later than one hour after the applicable Bid Deadline. If the applicable Borrower elects to accept any Bids, its acceptance must meet the following conditions: (1) the total amount which the applicable Borrower accepts from all Banks must not be less than $10,000,000 and shall be in integral multiples of $1,000,000 and may not exceed the Requested Amount; (2) the applicable Borrower must accept Bids based solely on the amount of the Fixed Rates or LIBOR Bid Loan Spreads, as the case may be, which each of the Banks quoted in their Bids in ascending order of the amount of Fixed Rates or LIBOR Bid Loan Spreads; (3) the applicable Borrower may not borrow Bid Loans from any Bank on the Bid Loan Borrowing Date in an amount exceeding such Bank's Offered Amount; (4) if two or more Banks make Bids at the same Fixed Rate (if the applicable Borrower Requested a Fixed Rate Bid Loan) or LIBOR Bid Loan Spread (if the applicable Borrower Requested a LIBOR Bid Loan) and the applicable Borrower desires to accept a portion but not all of the Bids at such Fixed Rate or LIBOR Bid Loan Spread, as the case may be, the applicable Borrower shall accept a portion of each Bid equal to the product of the Offered Amount of such Bid times the fraction obtained by dividing the total amount of Bids which the applicable Borrower desires to accept at such Fixed Rate or LIBOR Bid Loan Spread, as the case may be, by the sum of the Offered Amounts of the Bids at such Fixed Rate or LIBOR Bid Loan Spread, provided that the applicable Borrower shall round the Bid Loans allocated to each such Bank upward or downward as the applicable Borrower may select to integral multiples of $1,000,000. The Agent shall (i) promptly notify a Bank that has made a Bid of the amount of its Bid that was accepted or rejected by the applicable Borrower and (ii) as promptly as practical notify all of the Banks of all Bids submitted and those which have been accepted.

          (d) Funding Bid Loans. Each Bank whose Bid or portion thereof is accepted shall remit the principal amount of its Bid Loan to the Agent by 12:00 Noon on the Bid Loan Borrowing Date. The Agent shall make such funds available to the applicable Borrower on or before 1:00 P.M. on the Borrowing Date provided that the conditions precedent to the making of such Bid Loan set forth in
Section 6.02 have been satisfied not later than 10:00 A.M. New York time on the proposed Bid Loan Borrowing Date. If such conditions precedent have not been satisfied prior to such time, then (i) the Agent shall not make such funds available to the applicable Borrower, (ii) the Bid Loan Request shall be deemed to be canceled, (iii) the Agent shall return the amount previously funded to the Agent by each applicable Bank no later than the next following Business Day, and
(iv) the applicable Borrower shall be obligated to each such Bank for any loss, costs, and expenses applicable pursuant to Section 4.06(b) [Indemnity]. The applicable Borrower shall immediately notify the Agent of any failure to satisfy the conditions precedent to the making of Bid Loans under Section 6.02. The Agent may assume that the applicable Borrower has satisfied such conditions precedent if the applicable Borrower (i) has delivered to the Agent any documents required to be delivered under Section 6.02, (ii) the applicable Borrower has not notified the Agent that any other conditions precedent have not been satisfied, and (iii) the Agent has no actual notice of such a failure.

          (e) Several Obligations. The obligations of the Banks to make Bid Loans after their Bids have been accepted are several. No Bank shall be responsible for the failure of any other Bank to make any Bid Loan which another Bank has agreed to make.

          (f) Bid Notes. The obligation of the applicable Borrower to repay the aggregate unpaid principal amount of the Bid Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Bid Note dated as of the Closing Date payable to the order of such Bank in a face amount equal to the aggregate Revolving Credit Commitments of all of the Banks.

          Section 2.09 Extension by Banks of the Expiration Date. (a) Requests; Approval by All Banks. No earlier than forty-five (45) days prior to the Expiration Date, the Company may request an extension of the Expiration Date for another 364 days by written notice to the Banks, and the Banks agree to respond to the Company's request for an extension no earlier than thirty (30) and no later than twenty (20) days prior to the then applicable Expiration Date; provided, however, that the failure of any Bank to respond within such time period shall not in any manner constitute an agreement by such Bank to extend the Expiration Date. If all Banks elect to extend, the Expiration Date shall be extended for a period of 364 days. If one or more Banks decline to extend or do not respond to the Company's request, the provisions of Section 2.09 shall apply.

          (b) Approval by Required Banks. In the event that one or more Banks do not agree to extend the Expiration Date or do not respond to the Company's request for an extension within the time required under Section 2.09 (each a "Bank to be Terminated"), but the Required Banks agree to such extension within such time: then, on or before the then applicable Expiration Date, the Company may, with the prior written approval of the Agent (which approval shall not be unreasonably withheld), arrange to have one or more other banks reasonably acceptable to the Agent (each an "Assignee Bank") purchase all of the outstanding Loans, if any, of the Bank to be Terminated and succeed to and assume all of the Commitments and all other rights, interests, and obligations of the Bank to be Terminated under this Agreement and the other Loan Documents. Any such purchase and assumption shall be (1) pursuant to an Assignment and Assumption Agreement, (2) subject to and in accordance with Section 10.11 [Successors and Assigns], and (3) if any Committed Loans are outstanding under the Committed Loan LIBOR Option or if any Bid Loans are outstanding to such Bank to be Terminated, the Borrowers shall pay all such outstanding amounts, together with all interest, fees and all other amounts of any nature owing to the Bank to be Terminated on the effective date of such Assignment and Assumption Agreement (including any amounts owing under Section 4.06(b) [Indemnity]. In the event that the Agent shall become a Bank to be Terminated, the provisions of this
Section 2.09 shall be subject to Section 9.14 [Successor Agent]. In the event that the Loans and Commitments of a Bank to be Terminated are not fully assigned and assumed pursuant to this Section 2.09(b) on or before the then applicable Expiration Date, then the Expiration Date shall not be extended for any Bank.

          Section 2.10 UK Borrower Loans. (a) Notwithstanding anything to the contrary in this Agreement, the UK Borrower shall not be permitted to incur any Loans hereunder unless and until the following conditions precedent have been satisfied:

          (i) Secretary's Certificate. There shall be delivered to the Agent for the benefit of each Bank a certificate signed by the Secretary or an Assistant Secretary of the UK Borrower, certifying as appropriate as to:

                (A) all action taken by the UK Borrower in connection with this Agreement and the other Loan Documents;

                (B) the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of the UK Borrower for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

                (C) copies of its organizational documents, including its certificate or articles of incorporation and bylaws as in effect on the date such Secretary's Certificate is executed and if applicable, certified by the appropriate official where such documents are filed in an office.

          (ii) Opinion of Counsel. There shall be delivered to the Agent for the benefit of each Bank one or more written opinions of counsel for the UK Borrower in form and substance satisfactory to the Agent and its counsel:

                (A)  as to the matters set forth in Exhibit 6.01(d); and

                (B) as to such other matters incident to the transactions contemplated herein as the Agent may reasonably request.

          (iii) The UK Borrower shall have received permission from the United Kingdom Financial Services Authority under Part IV of the Financial Services and Markets Act 2000 to effect and carry out contracts of insurance.

          (b) Notwithstanding anything to the contrary in this Agreement, the UK Borrower will not be permitted to borrow or incur any new Loans hereunder at any time after the UK Borrower ceases to be a wholly-owned Subsidiary of the Company.

                                   ARTICLE III

                                 INTEREST RATES
                                 --------------

          Section 3.01 Interest Rate Options. Each Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Committed Loans as selected by it from the Base Rate Option or Revolving Credit LIBOR Option set forth below applicable to the Committed Loans, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply to different Borrowing Tranches of the Committed Loans and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Committed Loans comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than eight

(8) Borrowing Tranches in the aggregate among all of the Committed Loans. If at any time the designated rate applicable to any Committed Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Committed Loan shall be limited to such Bank's highest lawful rate.

          (a) Revolving Credit Interest Rate Options. Each Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans and Term Loans incurred by it:

               (i) Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, for the actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

               (ii) Revolving Credit LIBOR Option: A rate per annum (computed on the basis of a year of 360 days for the actual days elapsed) equal to the applicable LIBOR plus the Applicable Margin.

          (b) Rate Quotations. The Borrowers may call the Agent on or before the date on which a Committed Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is otherwise made in accordance with the terms of this Agreement.

          (c) Change in Fees or Interest Rates. If the Applicable Margin or Applicable Fee Amount is increased or reduced with respect to any period for which any Borrower has already paid interest or Facility Fees, the Agent shall recalculate the additional interest or Facility Fees due from or the amount of the refund of interest or Facility Fees due to such Borrower and shall, within fifteen (15) Business Days after the Agent received the information which gave rise to such increase or decrease, give the applicable Borrower and the Banks notice of such recalculation.

               (i) Any additional interest or Facility Fee due from any Borrower shall be paid to the Agent for the account of the Banks on the next date on which an interest or fee payment is due; provided, however, that if there are no Loans outstanding or if the Loans are due and payable, such additional interest or Facility Fee shall be paid promptly after receipt of written request for payment from the Agent.

               (ii) Any interest or Facility Fee refund due to any Borrower shall be credited against payments otherwise due from such Borrower on the next interest or fee payment date or, if the Loans have been repaid and the Banks are no longer committed to lend under this Agreement, the Banks shall pay the Agent for the account of such Borrower such interest or Facility Fee refund not later than five Business Days after written notice from the Agent to the Banks.

          Section 3.02 Committed Loans Interest Periods. At any time when any Borrower shall select, convert to, or renew a Committed Loan LIBOR Option, the applicable Borrower shall notify the Agent thereof at least three (3) Business Days prior to the effective date of such LIBOR Option by delivering a Loan Request. The notice shall specify a Committed Loan Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Committed Loan LIBOR Option:

          (a) Amount of Borrowing Tranche. Each Borrowing Tranche of Committed Loan LIBOR Loans shall be in integral multiples of $1,000,000 and not less than $5,000,000;

          (b) Renewals. In the case of the renewal of a Committed Loan LIBOR Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

          Section 3.03 Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

          (a) Interest Rate. The rate of interest otherwise applicable for each Loan pursuant to Section 3.01 [Interest Rate Options] shall be increased by 2.0% per annum; and

          (b) Other Obligations. Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Revolving Credit Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full.

          (c) Acknowledgment. The Borrowers acknowledge that the increase in rates referred to in this Section 3.03 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and all such interest referred to in this Section 3.03 shall be payable by the Borrowers upon demand by the Agent.

          Section 3.04 LIBOR Unascertainable; Illegality; Increased Costs; Deposits Not Available. (a) Unascertainable. If on any date on which LIBOR would otherwise be determined with respect to Committed Loans or Bid Loans, the Agent shall have determined that:

               (i) adequate and fair means do not exist for ascertaining such LIBOR, or

               (ii) a contingency has occurred which materially and adversely affects the respective London interbank market relating to LIBOR, the Agent shall have the rights specified in Section 3.04.

          (b) Illegality; Increased Costs; Deposits Not Available. If at any time any Bank shall have determined that:

               (i) the making, maintenance or funding of any Loan to which a LIBOR Option applies has been made unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

               (ii) such LIBOR Option will not adequately and fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan, or

               (iii) after making all reasonable efforts, deposits of the relevant amount in the relevant Approved Currency for the relevant Interest Period for a Loan to which a LIBOR Option applies are not available to such Bank with respect to such Loan in the respective London interbank market, then the Agent shall have the rights specified in Section 3.04(c).

          (c)  Agent's and Bank's Rights. In the case of any event specified in
Section 3.04(a) above, the Agent shall promptly so notify the Banks and the Borrowers thereof, and in the case of an event specified in Section 3.04(b) above, such Bank shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrowers. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks, in the case of such notice given by the Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow the Borrowers to select, convert to or renew a LIBOR Option shall be suspended until the Agent shall have later notified the Borrowers, or such Bank shall have later notified the Agent, of the Agent's or such Bank's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under Section 3.04(a) and any Borrower has previously notified the Agent of its selection of, conversion to or renewal of a LIBOR Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for the termination of the applicable Borrower's Bid Loan request (without penalty) for such Loans if the applicable Borrower has requested Bid Loans under the Bid Loan LIBOR Option and for the selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans if the applicable Borrower has requested the Committed Loan LIBOR Option. If any Bank notifies the Agent of a determination under Section 3.04(b), the Borrowers shall, subject to the Borrowers' indemnification Obligations under Section 4.06(b) [Indemnity], as to any Loan of the Bank to which a LIBOR Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan (in the case of Dollar-denominated Loans) or prepay such Loan in accordance with Section 4.04 [Voluntary Prepayments]. Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date in the case of Dollar-denominated Loans, or prepaid on such date in the case of all other Loans.

          Section 3.05 Selection of Interest Rate Options. If any Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Committed Loans under the Committed LIBOR Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of
Section 3.01(c) [Interest Periods], the applicable Borrower shall be deemed to have (i) in the case of Dollar-denominated Loans, converted such Borrowing Tranche to the Revolving Credit Base Rate Option commencing upon the last day of the existing Interest Period and (ii) in the case of Alternate Currency Loans, selected a one-month Interest Period commencing upon the last day of the existing Interest Period.

                                   ARTICLE IV

                                    PAYMENTS
                                    --------

          Section 4.01 Payments. All payments and prepayments to be made in respect of principal, interest, Facility Fees, Term Loan Fees, Bid Loan Processing Fees, Agent's Fee, or other fees or amounts due from the Borrowers hereunder shall be payable prior to 11:00 A.M., New York time, on the date when due without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim, or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the ratable accounts of the Banks with respect to the Loans and for the account of the lending Bank with respect to the Bid Loans, in the applicable Approved Currency and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds, provided that in the event payments are received by 11:00 A.M., New York time, by the Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger, or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement.

          Section 4.02 Pro Rata Treatment of Banks. (a) Each borrowing of Revolving Credit Loans shall be allocated to each Bank according to its Ratable Share (irrespective of the amount of Bid Loans outstanding), and each selection of, conversion to or renewal of any Interest Rate Option applicable to Revolving Credit Loans and each payment or prepayment by the Borrowers with respect to principal or interest on the Revolving Credit Loans, Term Loans, Facility Fees or Term Loan Fees or other fees (except for the Agent's Fee and the Bid Loan Processing Fee) or amounts due from the Borrowers hereunder to the Banks with respect to the Revolving Credit Loans or Term Loans, shall (except as provided in Section 3.04(c) [Agent's and Bank's Rights] in the case of an event specified in Section 3.04 [Euro-Rate Unascertainable; Etc.], Section 4.04 [Replacement of a Bank] or Section 4.06 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Revolving Credit Loans or Term Loans, as the case may be, outstanding from each Bank and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Bank. Each borrowing of a Bid Loan shall be made according to the provisions in Section 2.08 hereof and each payment or prepayment by the Borrowers of principal, interest, fees, or other amounts from the Borrowers with respect to Bid Loans shall be made to the Banks in proportion to the amounts due to such Banks with respect to Bid Loans then outstanding.

          (b) All Borrowings of Term Loans under this Agreement shall be incurred by the Borrowers from the Banks pro rata on the basis of such Banks' Commitments as in effect immediately prior to the Expiration Date.

          Section 4.03 Interest Payment Dates. Interest on Committed Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each June, September, December, and March after the date hereof and on the Expiration Date or upon acceleration of the Loan. Interest on Committed Loans and Bid Loans to which the LIBOR Option applies and Bid Loans to which the Bid Loan Fixed Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also at the end of the third Month of such Interest Period. Interest on payments of principal and other monetary Obligations shall be due on the date such payment is due (whether on the stated maturity date, upon acceleration, or otherwise) or if principal or such other Obligation is paid earlier than the date when due, then on the date when paid.

          Section 4.04 Voluntary Prepayments. (a) Right to Prepay. Each Borrower shall have the right at its option from time to time to prepay the Committed Loans incurred by it in whole or part without premium or penalty (except as provided in Section 4.04(b) below or in Section 4.06 [Additional Compensation in Certain Circumstances]):

          (i) at any time with respect to any Committed Loan to which the Base Rate Option applies,

          (ii) on the last day of the applicable Interest Period with respect to Committed Loans to which a LIBOR Option applies,

          (iii) on the date specified in a notice by any Bank pursuant to
     Section 3.04 [LIBOR Unascertainable, Etc.] with respect to any Committed Loan to which a LIBOR Option applies.

          Whenever any Borrower desires to prepay any part of the Committed Loans, it shall provide a prepayment notice to the Agent by 12:00 Noon, New York time, at least one (1) Business Day prior to the date of prepayment of Revolving Credit Loans or Term Loans to which a Base Rate Option applies and at least three (3) Business Days prior to the date of prepayment of Revolving Credit Loans or Term Loans to which a LIBOR Option applies setting forth the following information:

          (x) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

          (y) a statement indicating the application of the prepayment among the Borrowing Tranches of such Loans; and

          (z) the total principal amount of such prepayment, which shall not be less than $1,000,000 or such lesser amount as may be outstanding under the Borrowing Tranche to be prepaid.

          The principal amount of the Committed Loans for which a prepayment notice is given, together with interest and fees as have accrued on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made; provided, however, that failure of any Borrower to make payment in accordance with a prepayment notice given by it shall not be an Event of Default in and of itself. Except as provided in Section 3.04(c) [Agent's and Bank's rights], if any Borrower prepays a Committed Loan, but fails to specify the applicable Borrowing Tranche which the applicable Borrower is prepaying, the prepayment shall be applied first to Committed Loans to which the Base Rate Option applies, then to Loans to which the Committed Loan LIBOR Option applies. Any prepayment hereunder and any failure of the applicable Borrower to make payment in accordance with a prepayment notice provided by it shall be subject to the applicable Borrower's Obligation to indemnify the Banks under Section 4.06(b) [Indemnity].

          (b) Replacement of a Bank. In the event any Bank (i) gives notice under Section 3.04 [LIBOR Unascertainable, Etc.] or Section 3.04 [Increased Costs, Etc.], (ii) does not fund Revolving Credit Loans or Bid Loans because the making of such Loans would contravene any Law applicable to such Bank, or (iii) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Company shall have the right at its option, with the consent of the Agent, which shall not be unreasonably withheld, to prepay the Loans of such Bank in whole, together with all interest accrued thereon, and terminate such Bank's Commitment at any time after (x) receipt of such Bank's notice under Section 3.04 [LIBOR Unascertainable, Etc.] or Section 4.06(a) [Increased Costs, Etc.], (y) the date such Bank has failed to fund Revolving Credit Loans or Bid Loans because the making of such Loans would contravene Law applicable to such Bank, or (z) the date such Bank became subject to the control of an Official Body, as applicable; provided that the applicable Borrower shall also pay to such Bank at the time of such prepayment any amounts required under Section 4.06 [Additional Compensation in Certain Circumstances] and any accrued interest due on such amount and any related fees; provided, however, that the Commitment and any Bid Loan of such Bank shall be provided by one or more of the remaining Banks or a replacement bank acceptable to the Agent; provided, further, the remaining Banks shall have no obligation hereunder to increase their Commitments or provide the Bid Loan of such Bank. Notwithstanding the foregoing, the Agent may only be replaced subject to the requirements of Section 9.14 [Successor Agent].

          (c) Change of Lending Office. Each Bank agrees that, upon the occurrence of any event giving rise to increased costs or other special payments under Section 3.04(b) [Illegality, Etc.] or Section 4.06(a) [Increased Costs, Etc.] with respect to such Bank, it will if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event, provided that such designation is made on terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 4.04(c) shall affect or postpone any of the Obligations or the rights of the Agent or any Bank provided in this

Agreement.

          Section 4.05 Reduction or Termination of Commitments. The aggregate amount of the Commitments shall be automatically reduced to zero on the Expiration Date. In addition, the Borrower shall have the right to terminate or reduce the then unused portion of Commitments at any time or from time to time; provided that (a) each partial reduction shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof; (b) at no time shall the total amount of the Commitments be less than current Loans outstanding; and (c) any Borrower shall provide at least five (5) Business Days prior written notice of each such termination or reduction to the Agent specifying the amount of the Commitments to be reduced or terminated. Each such notice shall be irrevocable, and Commitments once terminated or reduced may not be reinstated.

          Section 4.06 Additional Compensation in Certain Circumstances. (a) Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc. If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

          (i) subjects any Bank to any tax or changes the basis of taxation with respect to this Agreement, the Committed Loans or the Bid Loans or payments by any Borrower of principal, interest, Facility Fees, Term Loan Fees or other amounts due from the Borrowers hereunder (except for taxes on the overall net income of such Bank),

          (ii) imposes, modifies or deems applicable any reserve (including the Eurodollar Reserve Percentage), special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

          (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, or the making, maintenance or funding of any part of the Committed Loans or the Bid Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time notify the Borrowers and the Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the applicable Borrower to such Bank ten (10) Business
Days after such notice is given.

          (b)  Indemnity. In addition to the compensation required by Section
4.06 [Increased Costs, Etc.], the each Borrower shall indemnify each Bank against all liabilities, losses, or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to a LIBOR Option or the Bid Loan Fixed Rate Option) which such Bank sustains or incurs as a consequence of any

          (i) payment, prepayment, conversion, or renewal of any Loan to which a LIBOR Option or the Bid Loan Fixed Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary, or automatic and whether or not such payment or prepayment is then due),

          (ii) attempt by such Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under
     Section 2.05 [Revolving Credit Loan Requests], Section 2.08 [Bid Loan Facility] or Section 3.02 [Interest Periods] or notice relating to prepayments under Section 4.04 [Voluntary Prepayments], or

          (iii) default by such Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of such Borrower to pay when due (by acceleration or otherwise) any principal of or interest on the Committed Loans or the Bid Loans, Facility Fee, Term Loan Fee or any other amount due hereunder; or

          (iv) payment or prepayment of any Bid Loan on a day other than the maturity date thereof (whether or not such payment or prepayment is mandatory or voluntary).

          If any Bank sustains or incurs any such loss or expense, it shall from time to time notify the respective Borrower of the amount determined in good faith by such Bank (which determination may include such assumptions, allocations of costs and expenses, and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the respective Borrower to such Bank ten (10) Business Days after such notice is given.

          Section 4.07 Taxes. (a) No Deductions. All payments made by each Borrower hereunder and under each Note shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Bank and all income and franchise taxes applicable to any Bank of the United States (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.07(a)) each Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Borrower shall make such deductions, and (iii) the applicable Borrower shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable Law.

          (b) Stamp Taxes. In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

          (c) Indemnification for Taxes Paid by a Bank. Each Borrower shall indemnify each Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.07(c)) paid by any Bank and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date a Bank makes written demand therefor.

          (d) Certificate. Within 30 days after the date of any payment of any Taxes by any Borrower, the applicable Borrower shall furnish to each Bank, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Survival. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 4.07 shall survive the payment in full of principal and interest hereunder and under any instrument delivered hereunder.

          Section 4.08 Judgment Currency. (a) Currency Conversion Procedures for Judgments. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under a Note in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal banking procedures each Bank could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

          (b) Indemnity in Certain Events. The obligation of each Borrower in respect of any sum due from such Borrower to any Bank hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Bank of any sum adjudged to be so due in such Other Currency, such Bank may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Bank in the Original Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Bank against such loss.

          Section 4.09 Notes, Maturity. The Revolving Credit Loans and Term Loans made by each Bank shall be evidenced by a Revolving Credit/Term Loan Note in the form of Exhibit 1.01(R). Notwithstanding anything to the contrary contained elsewhere in this Agreement, (x) all outstanding Revolving Credit Loans not converted to Term Loans pursuant to Section 2.01(b) shall be repaid in full on the Expiration Date and (y) all outstanding Term Loans shall be repaid on the Term Loan Maturity Date.

          Section 4.10 Mandatory Prepayments. (a) If on any date the sum of the aggregate outstanding Principal Amount of Revolving Credit Loans and Bid Loans (all the foregoing, collectively, the "Aggregate Loan Outstandings") exceeds the Commitments as then in effect, the Borrowers shall repay no later than the next following Business Day the principal amount of Revolving Credit Loans in an aggregate Principal Amount equal to such excess. If, after giving effect to the prepayment of all outstanding Revolving Credit Loans as set forth above, the remaining Aggregate Loan Outstandings exceed the Commitments, the Borrowers shall repay on such date the principal of Bid Loans in an aggregate amount equal to such excess.

          (b) If on any date on which Dollar Equivalents are determined, pursuant to Section 1.03(b), the sum of the aggregate outstanding Principal Amount of Revolving Credit Loans and Bid Loans constituting Alternate Currency Loans exceeds $12,500,000, the UK Borrower shall repay no later than the next following Business Day the principal amount of Revolving Credit Loans constituting Alternate Currency Loans in an aggregate Principal Amount equal to such excess. If, after giving effect to the prepayment of all outstanding Revolving Credit Loans constituting Alternate Currency Loans as set forth above, the aggregate outstanding Principal Amount of Bid Loans constituting Alternate Currency Loans exceeds $12,500,000, the UK Borrower shall repay on such date Bid Loans constituting Alternate Currency Loans in an aggregate Principal Amount equal to such excess.

          (c) If on any date the aggregate Principal Amount of Revolving Credit Loans and Bid Loans incurred by the UK Borrower exceeds $12,500,000, the UK Borrower shall repay no later than the next following Business Day the principal amount of Revolving Credit loans in an aggregate Principal Amount equal to such excess. If, after giving effect to the repayment of all outstanding Revolving Credit Loans incurred by the UK Borrower as set forth above, the outstanding Bid Loans incurred by the UK Borrower exceeds $12,500,000, the UK Borrower shall repay on such date the principal of Bid Loans in an aggregate amount equal to such excess.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          Section 5.01 Representations and Warranties. Each Borrower represents and warrants to the Agent and each of the Banks as follows:

          (a) Organization and Qualification. Such Borrower is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization. Such Borrower has the lawful power to own or lease its properties and to engage in the business it presently conducts. Such Borrower is duly licensed or qualified and in good standing in each jurisdiction where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary.

          (b) Capitalization and Subsidiaries. As of the Closing Date, the UK Borrower and ACE Risk Assurance Company, a Maryland corporation, are the sole Subsidiaries of the Company. ACE Risk Assurance Company is an inactive corporation having no material liabilities or Indebtedness. The authorized capital stock of the Company is owned by ACE Financial Services, Inc., a Delaware corporation, and all such shares of stock have been validly issued and are fully paid and nonassessable.

          (c) Power and Authority. Such Borrower has full power to enter into, execute, deliver, and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents, and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

          (d) Validity and Binding Effect. This Agreement has been duly and validly executed and delivered by such Borrower, and each other Loan Document which such Borrower is required to execute and deliver as of the date hereof has been duly executed and delivered by such Borrower. Assuming the due execution and delivery by Agent and the Banks of those Loan Documents to which they are a party, this Agreement and each other Loan Document to which such Borrower is a party constitute the legal, valid and binding obligations of such Borrower on and after its date of delivery thereof, enforceable against such Borrower in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

          (e) No Conflict. Neither the execution and delivery of this Agreement or the other Loan Documents by such Borrower nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate or articles of incorporation, bylaws, or other organizational documents of such Borrower, or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction, or decree to which such Borrower is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of such Borrower (other than Permitted Liens).

          (f) Litigation. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of such Borrower, threatened against such Borrower at law or in equity before any Official Body which individually or in the aggregate may result in any Material Adverse Change. Such Borrower is not in violation of any order, writ, injunction, or any decree of any Official Body which may result in any Material Adverse Change.

          (g) Title to Properties. Such Borrower has good and marketable title to or valid leasehold interests in all properties, assets, and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens. All leases of property are in full force and effect and are subject only to the terms and conditions of the applicable leases.

          (h)  Financial Statements, Reinsurance Coverage.

               (A) Historical Statements. The Company has delivered to the Agent copies of its audited consolidated year-end financial statements for and as of the end of the three (3) fiscal years ended December 31, 2000, 2001 and 2002 (the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by the Company's management, are correct and complete and fairly represent the consolidated financial condition of the Company and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP and statutory requirements consistently applied.

               (B) Accuracy of Financial Statements. As of the Closing Date, neither the Company nor any Subsidiary of the Company has any liabilities, contingent or otherwise, or forward or long-term commitments or Off-Balance Sheet Transactions that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Company or any Subsidiary of the Company which may cause a Material Adverse Change. Since December 31, 2002, no Material Adverse Change has occurred.

               (C) Reinsurance Coverage. The Company has delivered Schedule 5.01(h) to the Agent setting forth the amount, terms, and provider(s) to the Company of reinsurance and the extent of the Company's insurance or reinsurance exposure covered thereby; as of December 31, 2002, Schedule 5.01(h) is correct and complete and fairly represents the reinsurance coverage pertaining to the business of the Company and its Subsidiaries ("Existing Reinsurance Coverage").

          (i) Use of Proceeds; Margin Stock. Such Borrower intends to use the proceeds of the Loans in accordance with Section 2.07 and Section 7.01(j). Such Borrower does not engage or intend to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (such term used herein within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. Such Borrower does not hold or intend to hold margin stock in such amounts that more than 25% of the reasonable value of its assets are or will be represented by margin stock.

          (j) Full Disclosure. Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement, or other document furnished to the Agent or any Bank by such Borrower in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to such Borrower which materially adversely affects the business, property, assets, financial condition, results of operations, or prospects of such Borrower which has not been set forth in this Agreement or in the certificates, statements, agreements, or other documents furnished in writing to the Agent and the Banks by the Borrowers prior to or at the date hereof in connection with the transactions contemplated hereby.

          (k) Taxes. All federal, state, local, and other tax returns required to have been filed with respect to such Borrower have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments, and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments, and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of such Borrower for any period.

          (l) Consents and Approvals. No consent, approval, exemption, order, or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery, or carrying out of this Agreement or any of the other Loan Documents by such Borrower, except such as have been obtained or made on or prior to the Closing Date.

          (m) No Event of Default; Compliance With Instruments. No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. Such Borrower is not in violation of (i) any term of its certificate or articles of incorporation, bylaws, or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

          (n) Licenses, Etc. Such Borrower owns or possesses all the material licenses, registrations, franchises, permits, and rights necessary to own and operate its properties and to carry on its business as presently conducted by such Borrower, without conflict with the rights of others.

          (o) Insurance. No notice has been given or claim made and no grounds exist to cancel or avoid any insurance policy or bond in favor of such Borrower or any of its property, or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of such Borrower in accordance with prudent business practice in the industry of such Borrower.

          (p) Compliance With Laws. Such Borrower is in compliance in all material respects with all applicable Laws in all jurisdictions in which such Borrower is doing business, except where the failure to do so would not constitute a Material Adverse Change.

          (q) Material Contracts; Burdensome Restrictions. All material contracts relating to the business operations of such Borrower are valid, binding, and enforceable upon such Borrower and, to the knowledge of such Borrower, each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to such Borrower's knowledge, with respect to parties other than such Borrower. Such Borrower is not bound by any contractual obligation, or subject to any restriction in any organizational document or any requirement of Law, which in and of itself is material and adverse to such Borrower.

          (r) Investment Companies; Regulated Entities. Such Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." Such Borrower is not subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

          (s) Plans and Benefit Arrangements. The Company and each other member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans, and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrowers, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Company or any other member of the ERISA Group. The Company and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Company and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC other than PBGC premiums due but not delinquent under
     Section 4007 of ERISA, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA. All Plans, Benefit Arrangements and Multiemployer Plans have been administered in accordance with their terms and applicable Law.

          The Company and each other member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans, and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Company, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Company or any other member of the ERISA Group. The Company and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Company and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA,
     (ii) have not incurred any liability to the PBGC other than PBGC premiums due but not delinquent under Section 4007 of ERISA, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA. All Plans, Benefit Arrangements and Multiemployer Plans have been administered in accordance with their terms and applicable Law.

                (A) No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                (B) Neither the Company, nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Company, nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Company, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

          (t) Senior Debt Status. The Obligations of such Borrower under this Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of the such Borrower except (i) Indebtedness of such Borrower to the extent secured by Permitted Liens, and (ii) Indebtedness which constitutes a "preferred claim" under Section 9-227 of the Maryland Insurance Law (or any analogous provision of United Kingdom law) in the event of the liquidation, rehabilitation, reorganization, or conservation of the such Borrower. The Obligations of ACE under the Guaranty Agreement do rank and will rank at least pari passu in priority of payment with all other senior unsecured Indebtedness of ACE. There is no Lien upon or with respect to any of the properties or income of such Borrower which secures indebtedness or other obligations of any Person except for Permitted Liens.

          Section 5.02 Continuation of Representations. Each Borrower makes the representations and warranties in this ARTICLE V on the date hereof and on the Closing Date and each date thereafter on which a Loan is made as provided in and subject to Section 6.01 and Section 6.02.

                                   ARTICLE VI

                              CONDITIONS OF LENDING
                              ---------------------

          The obligation of each Bank to make Loans hereunder is subject to the performance by the Borrowers of their Obligations to be performed hereunder at or prior to the making of any such Loans and to the satisfaction of the following further conditions:

          Section 6.01 First Loans. On the Closing Date:

          (a) Representations and Warranties True and Complete, No Defaults. The representations and warranties of the Borrowers contained in Article V shall be true, complete, and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Borrowers shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing.

          (b) Secretary's Certificate. There shall be delivered to the Agent for the benefit of each Bank certificates dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company and ACE, certifying as appropriate as to:

               (i) all action taken by the Company and ACE in connection with this Agreement and the other Loan Documents;

               (ii) the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of the Company and ACE for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

               (iii) copies of its organizational documents, including its certificate or articles of incorporation and bylaws as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of the Company and ACE in each jurisdiction where organized.

          (c) Delivery of Notes, Guaranty Agreements, and Loan Request. The Notes and Guaranty Agreement shall have been duly executed and delivered to the Agent for the benefit of the Banks.

          (d) Opinion of Counsel. There shall be delivered to the Agent for the benefit of each Bank one or more written opinions of counsel for the Company and ACE dated the Closing Date and in form and substance satisfactory to the Agent and its counsel:

               (i)   as to the matters set forth in Exhibit 6.01(d); and

               (ii) as to such other matters incident to the transactions contemplated herein as the Agent may reasonably request.

          (e) Legal Details. All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

          (f) Payment of Fees. The Borrowers shall have paid or caused to be paid to the Agent for itself and for the account of the Banks to the extent not previously paid the Facility Fees, all other fees accrued through the Closing Date and the costs and expenses for which the Agent and the Banks are entitled to be reimbursed.

          (g) No Material Adverse Change. There has not occurred a Material Adverse Change since the date of the Historical Statements.

          (h) Existing Credit Agreement. The commitments under the Existing Credit Agreement shall have been terminated, all loans thereunder shall have been repaid in full, together with all accrued and unpaid interest thereon, all accrued and unpaid fees thereon shall have been paid in full, and all other amounts then owing pursuant to the Existing Credit Agreement shall have been repaid in full, and the Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 6.01(h) have been satisfied at such time.

          (i) Liens. All security interests and Liens created under the Existing Credit Agreement and the related security documents on the capital stock of, and assets (including intercompany notes) owned by, the Company and its Subsidiaries shall have been terminated and released, and the Agent shall have received UCC-3 termination statements, releases of mortgage (to the extent applicable), a termination agreement and all such other releases as may have been requested by the Agent, all of which shall be in form and substance reasonably satisfactory to the Agent.

          Section 6.02 Each Additional Loan. At the time of making any Loans, other than Loans made on the Closing Date, and after giving effect to the proposed extensions of credit: the representations and warranties of the applicable Borrower contained in ARTICLE V and in the other Loan Documents and the representations and warranties of each Material Subsidiary contained or incorporated in the Guarantor Joinder given by such Material Subsidiary pursuant to Section 10.18 shall be true on and as of the date of such additional Loan with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the applicable Borrower shall have performed and complied with all covenants and conditions hereof that are required to be performed or complied with as of the date of such Loan and each Material Subsidiary shall have complied with Section 10.18 and all other covenants and conditions that are required to be performed or complied with as of the date of such Loan and which are set forth in or incorporated into the Guarantor Joinder given by such Material Subsidiary pursuant to Section 10.18; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and the applicable Borrower shall have delivered to the Agent a duly executed and completed Loan Request.

                                   ARTICLE VII

                                    COVENANTS
                                    ---------

          Section 7.01 Affirmative Covenants. Each Borrower covenants and agrees that, until payment in full of the Loans, and interest thereon, satisfaction of all of the other Obligations under the Loan Documents and termination of the Commitments, each Borrower shall comply at all times with the following affirmative covenants:

          (a) Preservation of Existence, Etc. The Company shall, and shall cause each of its Material Subsidiaries to, maintain its legal existence as a corporation, limited partnership, or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 7.02(f) [Liquidations, Mergers, Etc.].

          (b) Payment of Liabilities, Including Taxes, Etc. The Company shall, and shall cause each of its Material Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments, and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, provided that the Company will pay, and cause its Material Subsidiaries to pay, all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

          (c) Maintenance of Insurance. The Company shall, and shall cause each of its Material Subsidiaries to, insure its properties and assets against loss or damage by insurable hazards as such assets are commonly insured (including, to the extent applicable to the respective industry of the Company or any Subsidiary thereof, fire, extended coverage, property damage, workers' compensation, public liability, and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary.

          (d) Maintenance of Properties and Leases. The Company shall, and shall cause each of its Material Subsidiaries to, maintain in good repair, working order, and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time the Company will make or cause to be made all appropriate repairs, renewals, or replacements thereof.

          (e) Maintenance of Licenses, Etc. The Company shall, and shall cause each of its Material Subsidiaries to, maintain in full force and effect all licenses, franchises, permits, rights, and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

          (f) Visitation Rights. The Company shall, and shall cause each of its Material Subsidiaries to, permit any of the officers or authorized employees or representatives of the Agent to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as the Agent may reasonably request and at the pro rata expense of the Banks (if requested by the Required Banks) or the Agent (if not so requested), provided that the Agent shall provide the Company with reasonable notice prior to any visit or inspection and provided further that during the continuation of any Event of Default, each Bank shall have the right of visitation and inspection granted above to Agent and all such visits and inspections by Agent and any Bank during the continuation of an Event of Default shall be at the expense of the Borrowers. In the event any Bank desires to conduct a visitation or inspection of the Company or any Subsidiary during the continuation of an Event of Default, such Bank shall make a reasonable effort to conduct such visitation and inspection contemporaneously with any visitation or inspection to be performed by the Agent.

          (g) Keeping of Records and Books of Account. The Company shall, and shall cause each Subsidiary of the Company to, maintain and keep proper books of record and account which enable the Company and its Material Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Company or any Subsidiary of the Company, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

          (h) Plans and Benefit Arrangements. The Company shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue

     Code and other Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Company shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

          (i) Compliance With Laws. The Company shall, and shall cause each of its Material Subsidiaries to, comply with all applicable Laws in all respects, provided that it shall not be deemed to be a violation of this
     Section 7.01(i) if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

          (j) Use of Proceeds. Each Borrower will use the proceeds of the Loans only for the general corporate purposes and working capital needs of the such Borrower. No Borrower shall use the proceeds of the Loans for any purposes which contravenes any applicable Law or any provision hereof.

          (k) Senior Debt Status. The Company shall ensure that the Obligations of the Company and any Material Subsidiary under this Agreement, a Guarantor Joinder, the Guaranty Agreement, and each of the other Loan Documents to which it is a party shall at all times rank at least pari passu in priority of payment with all other senior unsecured Indebtedness of the Company or such Material Subsidiary (except to the extent of any Indebtedness which has a "preferred" status under any Law governing the bankruptcy, liquidation, insolvency, rehabilitation, reorganization, conservation, or like circumstance of the Company or such Material Subsidiary) and no such other senior unsecured Indebtedness of the Company or any Material Subsidiary shall at any time be governed by or subject to covenants, defaults, or other provisions that are more restrictive on the Company or any Material Subsidiary than those set forth herein; and provided that if payment of any present or future Indebtedness of the Company or any Material Subsidiary, except Indebtedness of the Company or any Material Subsidiary to the extent secured by Permitted Liens, shall at any time hereafter become secured by any Lien on any property, the Company or such Material Subsidiary shall secure payment of the Obligations with a Lien of like priority on the same or substantially similar property of the same or greater value (but, in any event, such Lien shall secure an amount of Obligations not to exceed the amount secured by the Lien given to secure payment of such other Indebtedness).

          Section 7.02 Negative Covenants. Each Borrower covenants and agrees that until payment in full of the Loans and interest thereon, satisfaction of all of the other Obligations hereunder and termination of the Commitments, such Borrower shall comply with the following negative covenants:

          (a) Indebtedness. The Company shall not, and shall not permit any of its Material Subsidiaries to, at any time create, incur, assume, or suffer to exist any Indebtedness, except:

               (i)    Indebtedness under the Loan Documents;

               (ii) Existing Indebtedness as set forth on Schedule 7.02(a) (including any extensions or renewals thereof, provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 7.02(a);

               (iii)  Capitalized and operating leases;

               (iv)   Indebtedness secured by Purchase Money Security Interests;

               (v) Indebtedness of the Company or any Material Subsidiary to the Company or any other Material Subsidiary or any of their respective Affiliates;

               (vi)   Any Interest Rate Hedge;

               (vii)  Any Guaranties permitted pursuant to Section 7.02(c);

               (viii) Other Indebtedness of the Company which is non-recourse to the Company and in the nature (as to its purpose and non-recourse structure) of that existing Indebtedness in favor of Deutsche Bank shown on Exhibit 7.02(a) ("Soft Capital"); and

               (ix) Other Indebtedness in an amount outstanding at any time not to exceed five percent (5%) of the consolidated tangible net worth of the Company and its Subsidiaries.

          (b) Liens. The Company shall not, and shall not permit any of its Material Subsidiaries to, at any time create, incur, assume, or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

          (c) Guaranties. The Company shall not, and shall not permit any of its Material Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guaranty, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for Guaranties of that Indebtedness of the Company and the Material Subsidiaries permitted hereunder and (the following, collectively, "Insurance-Related Guaranties"): (i) reinsurance and insurance policies and Guaranties which the Company or any Material Subsidiary is licensed to provide in the ordinary course of its reinsurance or insurance business, and (ii) Guaranties given by the Company to support credit derivative transactions entered into by AGR Financial Products Inc., a Delaware corporation and Affiliate of the Company ("Credit Derivative Guaranties"), subject, however, to the terms of Section 7.02(p).

          (d) Loans and Investments. The Company shall not, and shall not permit any of its Material Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become, or remain liable to do any of the foregoing, except:

               (i) trade credit extended on usual and customary terms in the ordinary course of business;

               (ii) advances to employees to meet expenses incurred by such employees in the ordinary course of business;

               (iii) Permitted Investments and Permitted Acquisitions; and

               (iv) loans, advances and investments in the Company and any Material Subsidiary.

          (e) Dividends and Related Distributions. The Company shall not, and shall not permit any of its Material Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests, or limited liability company interests or on account of the purchase, redemption, retirement, or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests, except dividends or other distributions payable to the Company or any Material Subsidiary and except for dividends payable by the Company not in excess of $15,000,000 in any fiscal year of the Company.

          (f) Liquidations, Mergers, Consolidations, Acquisitions. The Company shall not, and shall not permit any of its Material Subsidiaries to, dissolve, liquidate, or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease, or otherwise all or substantially all of the assets or capital stock of or other ownership interest in any other Person, provided that

               (1) any Material Subsidiary may consolidate or merge into the Company or any other Material Subsidiary or any of their respective Affiliates, and

               (2) the Company or any Material Subsidiary may acquire, whether by purchase or by merger, (A) all of the ownership interests of another Person or (B) substantially all of the assets of another Person or of a business or division of another Person (each a "Permitted Acquisition"), provided that each of the following requirements is met:

                      (i) if the Company or any Material Subsidiary is acquiring the ownership interests in such Person and such Person meets the criteria for a Material Subsidiary set forth in the definition of such term at Section 1.01, such Person shall execute a Guarantor Joinder and join this Agreement as a Guarantor pursuant to Section 10.18 [Joinder of Guarantors] on or before the date of such Permitted Acquisition;

                      (ii) the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition (if such approval has been given or if such approval would be required by Law) and the Company or the relevant Material Subsidiary shall have delivered to the Banks written evidence of such approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition or, if such approval is not given and not required by Law and any proceeds of the Loans are utilized for such Permitted Acquisition, the Company or the relevant Material Subsidiary shall deliver to the Banks evidence satisfactory to Agent that the Permitted Acquisition is not hostile to, or otherwise opposed by the board of directors of, such Person;

                      (iii) the business acquired, or the business conducted by
               the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as one or more lines of business conducted by the Company or any Material Subsidiary or otherwise incidental to the business of a financial services company and shall comply with Section 7.02(j) [Continuation of or Change in Business];

                      (iv) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition; and

                      (v) upon the reasonable request of Agent, the Company or the relevant Material Subsidiary shall deliver to the Agent at least five (5) Business Days before such Permitted Acquisition such information about such Person or its assets as Agent may reasonably require.

          (g) Dispositions of Assets or Subsidiaries. The Company shall not, and shall not permit any of its Material Subsidiaries to, sell, convey, assign, lease, abandon, or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including by sale, assignment, discount, or other disposition of accounts, contract rights, chattel paper, equipment, or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of the Company), except:

          (i) transactions involving the sale of inventory, if any, in the ordinary course of business;

          (ii) any sale, transfer, or lease of assets, including any sale of investment assets, in the ordinary course of business which are no longer necessary or required in the conduct of the Company's or such Subsidiary's business or which are incidental to the management of the Company's or its Subsidiary's investment portfolio in a manner consistent with past practices;

          (iii) any sale, transfer or lease of assets by any wholly owned Subsidiary of the Company to the Company or any Material Subsidiary;

          (iv) any sale, transfer or lease of assets in the ordinary course of business which are replaced by reasonably equivalent substitute assets; or

          (v) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (iv) above, provided that (A) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, and (B) the aggregate value of all assets so sold by (x) the Company shall not exceed in any fiscal year ten percent (10%) of the consolidated tangible net worth of the Company and its Subsidiaries or (y) any Material Subsidiary in any fiscal year shall not exceed a material portion of such Material Subsidiary's tangible net worth.

          (h) Affiliate Transactions. The Company shall not, and shall not permit any of its Material Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of the Company or any Material Subsidiary or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Agent, and is in accordance with all applicable Law and accounting standards.

          (i) Subsidiaries, Partnerships and Joint Ventures. The Company shall not, and shall not permit any of its Material Subsidiaries to, own, acquire, or create directly or indirectly any Material Subsidiary other than Material Subsidiaries each of which has joined this Agreement as a Guarantor at any time after the Closing Date in accordance with Section
     10.18 [Joinder of Guarantors]; provided that the UK Borrower shall not be required to become a Guarantor. Each of the Company and its Material Subsidiaries shall not become or agree to become (1) a general or limited partner in any general or limited partnership, except that the Company or any of its Material Subsidiaries may be general or limited partners in any other Material Subsidiary, (2) a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Company or any of its Material Subsidiaries may be members or managers of, or hold limited liability company interests in, other Material Subsidiaries, or (3) a joint venturer or hold a joint venture interest in any joint venture except that the Company or any of its Material Subsidiaries may be a party to a joint venture (A) that would not otherwise be a Material Subsidiary were it a Subsidiary of Company, and (B) as to which neither the Company nor any Material Subsidiary is directly or indirectly jointly or severally liable for any act or omission of the joint venture beyond the amount of its investment therein.

          (j) Continuation of or Change in Business. The Company shall not, and shall not permit any of its Material Subsidiaries to, make a material change in the nature of its business as substantially conducted and operated by the Company or such Subsidiary as of the Closing Date; provided, however, that it shall not be a material change hereunder for the Company to alter the concentration percentages of products offered or business conducted as of the Closing Date, nor to enter into any business incidental to the offering of such products or the conduct of such business and it shall not be a material change hereunder for a Material Subsidiary to engage in any business incidental to the conduct of a financial services company.

          (k) Plans and Benefit Arrangements. The Company shall not, and shall not permit any of its Material Subsidiaries to, engage in a Prohibited Transaction with any Plan, Benefit Arrangement, or Multiemployer Plan which, alone or in conjunction with any other circumstance or set of circumstances, would result in a material liability under ERISA or otherwise violate ERISA in a material respect.

          (l) Fiscal Year. The Company shall not, and shall not permit any Subsidiary of the Company to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31 unless the Company has
     (i) provided thirty (30) days prior written notice to the Agent and the Banks of the proposed change accompanied by an explanation in reasonable detail of the effect thereof on the Company and its Subsidiaries in general and on the Company's or its Material Subsidiary's financial reporting and covenant compliance hereunder, and (ii) agreed to amend the covenants contained herein (including the financial covenants set forth below) if reasonably requested by the Agent and the Required Banks to maintain the continuity of the such covenants.

          (m) Minimum Statutory Capital. The Company shall not at any time permit the Statutory Capital of the Company to be less than eighty percent (80%) of the Statutory Capital the Company as of the most recent fiscal quarter of the Company prior to the Closing Date.

          (n) Maximum Exposure Ratio. The Company shall not at any time permit the ratio of the Net Par of the Company to the Statutory Capital the Company to exceed 150 to 1.0.

          (o) Maximum Debt to Total Capitalization Ratio. The Company shall maintain at all times a ratio of Consolidated Debt to Total Capitalization of not more than 0.35 to 1.0.

          (p) Maximum Collateralized Credit Derivative Guaranties. The Company shall not at any time permit the aggregate value of all property of the Company or any of the Material Subsidiaries subject to a Lien given to secure payment of Credit Derivative Guaranties to exceed eleven percent (11%) of the sum of Total Capitalization plus the aggregate value of all collateral provided in accordance herewith to the Agent for the benefit of the Banks, except to the extent that the Agent for the benefit of the Banks is provided with a Lien of equal priority on substantially similar property of the Company having a value equal to the amount by which such percentage is exceeded (the amount by which such percentage is exceeded, for the purposes of this Section 7.02(p), being referred to herein as the "Excess Lien Amount"). Property subject to such Lien shall be reduced or released, as the case may be, at any time by the Agent upon the request of the Company and without further action or consent of any of the Banks whenever the value of the property subject to that Lien in favor of the Agent for the benefit of the Banks established pursuant to this Section 7.02(p) at such time exceeds the Excess Lien Amount.

          Section 7.03 Reporting Requirements. Each Borrower covenants and agrees that until payment in full of the Loans and interest thereon, satisfaction of all other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Company will furnish or cause to be furnished to the Agent and each of the Banks:

          (a) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, the Form 10-Q of ACE as filed with the SEC and two sets of financial statements of the Company, each consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income, stockholders' equity, and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President, Chief Financial Officer, Treasurer, or Assistant Treasurer of the Company as having been prepared as to one set of financial statements in accordance with GAAP, consistently applied, and as to the other set of financial statements as having been prepared in accordance with statutory accounting principles required by the State of Maryland.

          (b) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, the Form 10-K of ACE as filed with the SEC and two sets of financial statements of the Company each consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders' equity, and cash flows for the fiscal year then ended, all in reasonable detail with one such set being prepared in accordance with GAAP, consistently applied, and the other set being prepared in accordance with statutory accounting principles required by the State of Maryland, and, in each case, certified by independent certified public accountants of nationally recognized standing satisfactory to the Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition, or contingency which would materially impair the prospect of payment or performance of any covenant, agreement, or duty of the Company or any Material Subsidiary under any of the Loan Documents.

          (c) Certificate of the Company. Concurrently with the financial statements of the Company furnished to the Agent and to the Banks pursuant to Section 7.03(a) [Quarterly Financial Statements] and Section 7.03(b) [Annual Financial Statements], a certificate (each a "Compliance Certificate") of the Company signed by the Chief Executive Officer, President, Chief Financial Officer, Treasurer, or Assistant Treasurer of the Company, in the form of Exhibit 7.03, to the effect that, except as described pursuant to Section 7.03(d) [Notice of Default], (i) the representations and warranties of the Borrowers contained in ARTICLE V and in the other Loan Documents and the representations and warranties of each Material Subsidiary, if any, contained or incorporated in the Guarantor Joinder given by such Material Subsidiary pursuant to Section 10.18 are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and each Borrower has performed and complied with all covenants and conditions hereof and each Material Subsidiary, if any, shall have complied with all covenants and conditions of or incorporated into the Guarantor Joinder given by such Material Subsidiary pursuant to Section 10.18, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate, and (iii) containing calculations in sufficient detail to (A) demonstrate compliance as of the date of such financial statements with all financial covenants contained in
     Section 7.02 [Negative Covenants] and (B) determine the Net Par of the Company and any material changes or loss experience in connection with Existing Reinsurance Coverage from the components thereof set forth on
     Schedule 5.01(h).

          (d) Notice of Default. Promptly after any officer of a Borrower has learned of: (i) the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President, Chief Financial Officer, Treasurer, or Assistant Treasurer of such Borrower setting forth the details of such Event of Default or Potential Default and the action which such Borrower proposes to take with respect thereto, or
     (ii) the creation or acquisition of a Material Subsidiary (or the existence of a Material Subsidiary other than the UK Borrower which has not executed and delivered a Guaranty Agreement to Agent for the benefit of the Banks), a certificate signed by the Chief Executive Officer, President, Chief Financial Officer, Treasurer, or Assistant Treasurer of the Company setting forth the legal name, jurisdiction of organization, and such other relevant information reasonably requested by Agent.

          (e) Off-Balance Sheet Financing. None of the Company or any of its Material Subsidiaries shall engage in any off-balance sheet transaction (i.e., the liabilities in respect of which do not appear on the liability side of the balance sheet) providing the functional equivalent of material Indebtedness or otherwise providing for a material liability of the Company or any of its Material Subsidiaries (collectively, "Off-Balance Sheet Transactions"), except such Off-Balance Sheet Transactions as are fully disclosed to the Banks and Agent prior to their creation.

          (f) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against the Company or any Material Subsidiary of the Company, which involve a claim or series of claims in excess of $20,000,000 or which if adversely determined would constitute a Material Adverse Change.

          (g)  Notice of Change in Insurer Financial Strength Rating. Within two
     (2) Business Days after Standard & Poor's or Moody's announces a change in the Company's Insurer Financial Strength Rating, notice of such change. The Company will deliver together with such notice a copy of any written notification which the Company received from the applicable rating agency regarding such change of its Insurer Financial Strength Rating.

          (h) Sale of Assets. At least fifteen (15) calendar days prior thereto, notice with respect to any proposed sale or transfer of material assets pursuant to Section 7.02(g)(v).

          (i) Budgets, Other Reports and Information. Promptly upon their becoming available to the Company, such reports and information as any of the Banks may from time to time reasonably request. Each Borrower shall also notify the Banks and Agent promptly of the enactment, enforcement, or adoption of any Law which may result in a Material Adverse Change with respect to such Borrower.

                                  ARTICLE VIII

                                     DEFAULT
                                     -------

          Section 8.01 Events of Default. An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary, or effected by operation of Law):

          (a)  Payments Under Loan Documents. Either Borrower shall fail to pay
     (i) any principal of any Loan (including scheduled installments or mandatory prepayments, if any, or the payment due at maturity) when such principal is due hereunder or (ii) any interest on any Loan or any other amount owing hereunder or under the other Loan Documents within five (5) Business Days after such interest or other amount becomes due in accordance with the terms hereof or thereof;

          (b) Breach of Warranty. Any representation or warranty made at any time by any of the Company and the Material Subsidiaries herein or by any of the Company and the Material Subsidiaries in any other Loan Document, or in any certificate, other instrument, or statement furnished by the Company or a Material Subsidiary pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

          (c) Breach of Negative Covenants or Visitation Rights. The Company or any Material Subsidiary shall default in the observance or performance of any covenant contained in Section 7.02 [Negative Covenants] or shall default for a period of ten (10) days or more in the observance or performance of any covenant contained in Section 7.01(f);

          (d) Breach of Other Covenants. There shall be a default in the observance or performance of any other covenant, condition, or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) days (such grace period to be applicable only in the event such default can be remedied by corrective action);

          (e) Defaults in Other Agreements or Indebtedness. A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which the

     Company or any Material Subsidiary of the Company may be obligated as a borrower or guarantor in excess of $20,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default causes the acceleration of any Indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

          (f) Final Judgments or Orders. Any final judgments or orders for the payment of money which results in an uninsured liability to pay in excess of $20,000,000 in the aggregate shall be entered against the Company or any Material Subsidiary by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded, or stayed pending appeal within a period of forty-five (45) days from the date of entry;

          (g) Loan Document Unenforceable. Any of the Loan Documents shall cease to be legal, valid, and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared stayed, ineffective, or inoperative or shall cease to give or provide the respective Liens or security interests intended to be created thereby; provided, however, if any of the foregoing is a result of an involuntary proceeding of the type described in Section 8.01(m), such proceeding has not been contested by the affected party or has not been dismissed after the passage of more than sixty (60) days;

          (h) Losses; Proceedings Against Assets. Any of the Company's assets having an aggregate value (reasonably determined) in excess of five (5%) of the tangible net worth of Company and its Subsidiaries, or any of its Material Subsidiaries' assets having an aggregate value (reasonably determined) in excess of a material amount of such Material Subsidiary's tangible net worth, are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within sixty (60) days thereafter;

          (i) Notice of Lien or Assessment. A notice of Lien or assessment in excess of $20,000,000 which is not a Permitted Lien is filed of record with respect to all or any part of the Borrower's or any of its Material Subsidiaries' assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

          (j) Insolvency. The Company or any Material Subsidiary of the Company ceases to be solvent or admits in writing its inability to pay its debts as they mature;

          (k) Events Relating to Plans and Benefit Arrangements. Any of the following occurs: (i) any Reportable Event, which the Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Agent determines in good faith that the amount of the Company's liability is likely to exceed 10% of its Consolidated Tangible Net Worth; (v) the Company or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Company or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA;
     (vii) the Company or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Company or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi), (vii), (viii) or (ix), the Agent determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Company and the other members of the ERISA Group;

          (l) Change of Control. (i) Any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended), other than ACE Limited or an Affiliate of ACE Limited, shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) 30% or more of the voting capital stock of the Company; or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of the Company on the first day of such period and individuals approved by ACE Limited or an Affiliate of ACE Limited shall cease to constitute a majority of the board of directors of the Company; or (iii) the UK Borrower shall cease to be a subsidiary of the Company at any time when any Loans are outstanding to the UK Borrower;

          (m) Involuntary Proceedings. A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Company or any Material Subsidiary of the Company in an involuntary case under any applicable bankruptcy, insolvency, reorganization, or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or conservator (or similar official) of the Company or any Material Subsidiary of the Company or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

          (n) Voluntary Proceedings. The Company or any Material Subsidiary of the Company shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization, or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

          Section 8.02 Consequences of Event of Default. (a) Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default or Potential Default specified under Section 8.01(a) through Section 8.01(l) shall occur and be continuing, the Banks and the Agent shall be under no further obligation to make Revolving Credit Loans, Term Loans or Bid Loans, as the case may be, and if any such Event of Default shall occur and be continuing, the Agent may, and upon the request of the Required Banks, shall by written notice to the Borrowers, take any of the following actions: (i) terminate the Commitments and thereupon the Commitments shall be terminated and of no further force or effect, or (ii) declare the unpaid principal amount of the Revolving Credit Notes, Term Loans and Bid Notes then outstanding and all interest accrued thereon, any unpaid fees, and all other Indebtedness of the Borrowers to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived; and

          (b) Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 8.01(m) [Involuntary Proceedings] or Section 8.01(n) [Voluntary Proceedings] shall occur, the Commitments shall automatically terminate and be of no further force and effect, the Banks shall be under no further obligations to make Revolving Credit Loans, Term Loans or Bid Loans hereunder and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

          (c) Set-off. If an Event of Default shall occur and be continuing, any Bank to whom any Obligation is owed by any Borrower or any Material Subsidiary hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 9.13 [Equalization of Banks] and any branch, Subsidiary, or Affiliate of such Bank or participant anywhere shall have the right, in addition to all other rights and remedies available to it, without notice to any Borrower or any Material Subsidiary, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, any Borrower or any Material Subsidiary by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by any Borrower or any Material Subsidiary for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary, or Affiliate. Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of any Borrower or any Material Subsidiary is or are matured or unmatured and regardless of the existence or adequacy of any Guaranty or any other security, right, or remedy available to any Bank or the Agent; and

          (d) Suits, Actions, Proceedings. If an Event of Default shall occur and be continuing, and whether or not the Agent shall have accelerated the maturity of Committed Loans pursuant to any of the foregoing provisions of this
Section 8.02, the Agent or any Bank, upon the request or consent of the Required Banks, may proceed to protect and enforce the Agent's or any one or more Banks' rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or such Bank; and

          (e) Application of Proceeds. From and after the date on which the Agent has taken any action pursuant to this Section 8.02 and until all Obligations have been paid in full, any and all proceeds received by the Agent from the exercise of any remedy by the Agent, shall be applied as follows:

          (A) first, to reimburse the Agent and the Banks for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' fees and legal expenses, incurred by the Agent or the Banks in connection with collection of any Obligations under any of the Loan Documents;

          (B) second, to the repayment of all Indebtedness then due and unpaid of any Borrower or any Material Subsidiary to the Banks incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its discretion; and

          (C)  the balance, if any, as required by Law.

          (f) Other Rights and Remedies. In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Agent shall have all of the rights and remedies under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Agent and the Banks under the Loan Documents or applicable Law.

          Section 8.03 Right of Competitive Bid Loan Banks. If any Event of Default shall occur and be continuing, the Banks which have any Bid Loans then outstanding to the Borrowers (the "Bid Loan Banks") shall not be entitled to accelerate payment of the Bid Loans or to exercise any right or remedy related to the collection of the Bid Loans until the Commitments shall be terminated hereunder pursuant to Section 8.02. Upon such a termination of the

Commitments: (i) references to Revolving Credit Loans in Section 8.02 shall be deemed to apply also to the Bid Loans and the Bid Loan Banks shall be entitled to all enforcement rights given to a holder of a Revolving Credit Loan in
Section 8.02, and (ii) the definition of Required Banks shall be changed as provided in Section 1.01 so that each Bank shall have voting rights hereunder in proportion to its share of the total Loans outstanding.

                                   ARTICLE IX

                                    THE AGENT
                                    ---------

          Section 9.01 Appointment. Each Bank hereby irrevocably designates, appoints and authorizes ABN AMRO Bank N.V. to act as Agent for such Bank under this Agreement and to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. ABN AMRO Bank N.V. agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

          Section 9.02 Delegation of Duties. The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Agent) and, subject to
Section 9.05 [Reimbursement of Agent by Borrower, Etc.] and Section 9.06, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

          Section 9.03 Nature of Duties; Independent Credit Investigation. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Company or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Company and its Subsidiaries in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

          Section 9.04 Actions in Discretion of Agent; Instructions From the Banks. The Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section
9.06 [Exculpatory Provisions, Etc.]. Subject to the provisions of Section 9.06, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent.

          Section 9.05 Reimbursement and Indemnification of Agent by the Borrowers. Each Borrower unconditionally, jointly and severally, agrees to pay or reimburse the Agent and hold the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses, and disbursements (including fees and expenses of counsel) incurred by the Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's gross negligence or willful misconduct, or if the Borrowers were not given notice of the subject claim and the opportunity to participate in the defense thereof, at their expense (except that the Borrowers shall remain liable to the extent such failure to give notice does not result in a loss to the Borrowers), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrowers, which shall not be unreasonably withheld.

          Section 9.06 Exculpatory Provisions; Limitation of Liability. Neither the Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrowers or any of their Subsidiaries, or the financial condition of the Borrowers or any of their Subsidiaries, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by the Borrowers or any of their Subsidiaries, any Bank, the Agent or any of their respective Subsidiaries against the Agent, any Bank or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and the Borrowers (for themselves and on behalf of each of their Subsidiaries), the Agent and each Bank hereby waive, release and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in their favor. Each Bank agrees that, except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder or given to the Agent for the account of or with copies for the Banks, the Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Bank with an credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers or any of their Subsidiaries which may come into the possession of the Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

          Section 9.07 Reimbursement and Indemnification of Agent by Banks. Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrowers and without limiting the Obligation of the Borrowers to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrowers and without limiting the Obligation of the Borrowers to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrowers to the Agent in connection with the Agent's periodic audit of the Company's or any of its respective Material Subsidiaries' books, records and business properties.

          Section 9.08 Reliance by Agent. The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

          Section 9.09 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent has received written notice from a Bank or a Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

          Section 9.10 Notices. The Agent shall promptly send to each Bank a copy of all notices received from any Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Agent shall promptly notify the Borrowers and the other Banks of each change in the Base Rate and the effective date thereof.

          Section 9.11 Banks in Their Individual Capacities; Agents in Its Individual Capacity. With respect to its Revolving Credit Commitment, the Revolving Credit Loans and any Bid Loans made by it and any other rights and powers given to it as a Bank hereunder or under any of the other Loan Documents, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Bank" and "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. ABN AMRO Bank and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, issue letters of credit for the account of, acquire equity interests in, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with, the Company and its Subsidiaries and their Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder, in each case without notice to or consent of the other Banks. The Banks acknowledge that, pursuant to such activities, the Agent or its Affiliates may (i) receive information regarding the Company and any of its Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or any of its Subsidiaries or Affiliates) and acknowledge that the Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Company and any of its Subsidiaries for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

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

          Section 9.12 Holders of Notes. The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

          Section 9.13 Equalization of Banks. The Banks and the holders of any participations in any Commitments or Loans or other rights or obligations of a Bank hereunder agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim, or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments on the Loans, except as otherwise provided in Section 3.04(c) [Agent's and Bank's Rights], Section 4.04(b) [Replacement of a Bank] or Section 4.06 [Additional Compensation in Certain Circumstances]. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount of the Loans, provided that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

          Section 9.14 Successor Agent. The Agent (i) may resign as Agent or
(ii) shall resign if such resignation is required by Section 4.04(b) [Replacement of a Bank], in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to the Borrowers. If the Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrowers, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Borrowers, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Banks appoint and the Borrowers consent to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this ARTICLE IX shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

          Section 9.15 Agent's Fee. The Borrowers shall pay to the Agent a nonrefundable fee (the "Bid Loan Processing Fee") in connection with processing Bid Loans and a

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nonrefundable fee (the "Agent's Fee") for Agent's services hereunder under the terms of a letter (the "Agent's Letter") between the Borrowers and Agent, as amended from time to time.

          Section 9.16 Availability of Funds. The Agent may assume that each Bank has made or will make the proceeds of a Loan available to the Agent unless the Agent shall have been notified by such Bank on or before the later of (1) the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan or (2) two hours before the time on which the Agent actually funds the proceeds of such Loan to the respective Borrower (whether using its own funds pursuant to this Section 9.16 or using proceeds deposited with the Agent by the Banks and whether such funding occurs before or after the time on which Banks are required to deposit the proceeds of such Loan with the Agent). The Agent may, in reliance upon such assumption (but shall not be required to), make available to the respective Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrowers) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrowers and ending on the date the Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three (3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Loan after the end of such three-day period.

          Section 9.17 Calculations. In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrowers and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

          Section 9.18 Beneficiaries. Except as expressly provided herein, the provisions of this ARTICLE IX are solely for the benefit of the Agent and the Banks, and the Company and its Subsidiaries shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Company or any of its Subsidiaries.

                                    ARTICLE X

                                  MISCELLANEOUS
                                  -------------

          Section 10.01 Modifications, Amendments, or Waivers. With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Borrowers may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Borrowers hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Borrowers; provided that, without the written consent of all the Banks, no such agreement, waiver, or consent may be made which will:

          (a) Increase of Commitment; Extension of Expiration Date. Increase the amount of the Revolving Credit Commitment of any Bank hereunder or extend the Expiration Date or the Term Loan Maturity Date;

          (b) Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan or any mandatory Commitment reduction in connection with such a mandatory prepayment hereunder except for mandatory reductions of the Commitments on the Expiration Date), the Facility Fee, the Term Loan Fee or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Facility Fee or any other fee payable to any Bank, or otherwise affect the terms of payment of the principal of or interest of any Loan, the Facility Fee or any other fee payable to any Bank;

          (c) Release of Collateral or Guarantor. Release any Guarantor from its Obligations under the Guaranty Agreement or any other security for any of the Obligations except as otherwise may be permitted by the terms hereof or of the instrument establishing the Lien; or

          (d)  Miscellaneous. Amend Section 4.02 [Pro Rata Treatment of Banks],
     Section 9.06 [Exculpatory Provisions, Etc.] or Section 9.13 [Equalization of Banks] or this Section 10.01, alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder;

provided, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity as Agent or as an issuer of letters of credit shall be effective without the written consent of the Agent.

          Section 10.02 No Implied Waivers; Cumulative Remedies; Writing Required. No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

          Section 10.03 Reimbursement and Indemnification of Banks by the Borrower; Taxes. The Borrower agrees unconditionally upon demand to pay or reimburse to each Bank (other than the Agent, as to which the Borrowers' Obligations are set forth in Section 9.05 [Reimbursement of Agent By Borrower, Etc.]) and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel for each Bank except with respect to (a) and (b) below), incurred by such Bank (a) in connection with the review, execution, delivery, administration, or interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers, or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise, or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection, or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank (including such Bank's officers, directors and employees), in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents, use of proceeds of the Loans or the transactions contemplated by the Loan Documents or any action taken or omitted by such Bank (including such Bank's officers, directors and employees) hereunder or thereunder, provided that the Borrowers shall not be liable to a Bank (including such Bank's officers, directors and employees) for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements (A) if the same results from such Bank's or its officer's, director's or employee's gross negligence or willful misconduct, or (B) if the Borrowers were not given notice of the subject claim and the opportunity to participate in the defense thereof, at their expense (except that the Borrowers shall remain liable to the extent such failure to give notice does not result in a loss to the Borrowers), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrowers, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrowers hereunder by considering the usage of one law firm to represent the Banks and the Agent if appropriate under the circumstances. The Borrowers, jointly and severally, agree unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrowers, jointly and severally, agree unconditionally to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

          Section 10.04 Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in the definition of Committed Loan Interest Period with respect to Interest Periods under the LIBOR Option) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date or the Term Loan Maturity Date if the Expiration Date or the Term Loan

Maturity Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

          Section 10.05 Funding by Branch, Subsidiary, or Affiliate. (a) Notional Funding. Each Bank shall have the right from time to time, without notice to the Borrowers, to deem any branch, Subsidiary, or Affiliate (which for the purposes of this Section 10.05 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained, or funded any Loan to which the LIBOR Option applies at any time, provided that immediately following (on the assumption that a payment was then due from the Borrowers to such other office), and as a result of such change, the Borrowers will not be under any greater financial obligation pursuant to Section 4.06 [Additional Compensation in Certain Circumstances] than they would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

          (b) Actual Funding. Each Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this
Section 10.05(b). If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by any Borrower hereunder or require any Borrower to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 4.06 [Additional Compensation in Certain Circumstances]) which would otherwise not be incurred.

          Section 10.06 Notices. Any notice, request, demand, direction, or other communication (for purposes of this Section 10.06 only, a "Notice") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes means of electronic transmission (i.e., "e-mail") or facsimile transmission in accordance with this Section 10.06. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Schedule 1.01(B) hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 10.06. Any Notice shall be effective:

          (A)  In the case of hand-delivery, when delivered;

          (B) If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

          (C) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or overnight courier delivery of a confirmatory notice (received at or before noon on such next Business Day);

          (D) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

          (E)  In the case of electronic transmission, when actually received;

          (F) In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such web site) by another means set forth in this Section 10.06; and

          (G) If given by any other means (including by overnight courier), when actually received.

Any Bank giving a Notice to any Borrower or any Material Subsidiary shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of its receipt of such Notice.

          Section 10.07 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          Section 10.08 Governing Law. This Agreement and any other documents delivered herewith and the rights and obligations of the parties hereto and thereto shall be for all purposes governed by, and construed and enforced in accordance with the internal Laws of the State of New York, without giving effect to its conflicts of law principles.

          Section 10.09 Prior Understanding. This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

          Section 10.10 Duration; Survival. All representations and warranties of the Borrowers and the Material Subsidiaries contained herein or made in connection herewith shall survive the making of Loans and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Banks, the making of Loans, or payment in full of the Loans. All covenants and agreements of the Borrowers contained in Section 7.01 [Affirmative Covenants], Section 7.02 [Negative Covenants] and Section 7.03 [Reporting Requirements], and all comparable covenants and agreements contained in or incorporated into the Guarantor Joinder given by each Material Subsidiary pursuant to Section 10.18, shall continue in full force and effect from and after the date hereof so long as the Borrowers may borrow hereunder and until termination of the Commitments and payment in full of the Loans. All covenants and agreements of the Borrowers contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in ARTICLE IV [Payments] and Section 9.05 [Reimbursement of Agent by Borrowers, Etc.], Section 9.07 [Reimbursement of Agent by Banks, Etc.] and
Section 10.03 [Reimbursement of Banks by Borrowers; Etc.], and all comparable covenants and agreements contained in or incorporated into the Guarantor Joinder given by each Material Subsidiary pursuant to Section 10.18, shall survive payment in full of the Loans and termination of the Commitments.

          Section 10.11 Successors and Assigns. (a) This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Agent, the Borrowers and the Material Subsidiaries, and their respective successors and assigns, except that no Borrowers or any Material Subsidiary may assign or transfer any of its rights or Obligations or any interest herein or in any other Loan Document, except as may be permitted by the terms hereof. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of its Revolving Credit Commitments and the Loans made by it to one or more banks or other entities, subject to the consent of the Borrowers and the Agent with respect to any assignee, such consent not to be unreasonably withheld, provided that (1) no consent of the Borrowers shall be required (A) if an Event of Default exists and is continuing, or (B) in the case of an assignment by a Bank to an Affiliate of such Bank, (2) any assignment by a Bank to a Person other than an Affiliate of such Bank may not be made in amounts less than the lesser of $5,000,000 or the amount of the assigning Bank's Commitment, (3) a Bank may assign an interest or sell a participation in less than 100% of its Commitments, Committed Loans, or Bid Loans, provided that such Bank sells an equal percentage interest or participation in each of its Revolving Credit Commitment and Revolving Credit Loans and Term Loans, and (4) a Bank may assign a Bid Loan to another Person without assigning any portion of its Commitment to such Person. In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Revolving Credit/Term Loan Note subject to such assignment, the applicable Borrower shall execute and deliver a new Revolving Credit/Term Loan Note to the assignee, if such assignee requests such a Note in an amount equal to the amount of the Revolving Credit Commitment assumed by it and a new Revolving Credit/Term Loan Note to the assigning Bank, if the assigning Bank requests such a Note with respect to the Commitment it has retained. The assigning Bank shall surrender its Bid Note and the respective Borrower shall execute and deliver to the assignee (and to the assignor if the assignor is assigning less than all of its Revolving Credit Commitments and Bid Loans) a new Bid Note in the form of Exhibit 1.01(B) as appropriate. Any Bank which assigns any or all of its Commitment or Loans to a Person other than an Affiliate of such Bank shall pay to the Agent a service fee in the amount of $3,500 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section 8.02 [Set-off] (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Section 10.01(a) [Increase of Commitment, Etc.], Section 10.01(b) [Extension of Payment, Etc.], or Section

10.01(c) [Release of Collateral or Guarantor]), all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Borrower or any Material Subsidiary hereunder or thereunder shall be determined as if such Bank had not sold such participation.

          (b) Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrowers and the Agent the form of certificate described in Section 10.17 [Tax Withholding Clause] relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning the Borrowers or its Subsidiaries and any other information concerning the Borrowers or its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section
10.12 [Confidentiality].

          (c) Notwithstanding any other provision in this Agreement, any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note (if any) and the other Loan Documents to any Federal Reserve Bank without notice to or consent of the Borrowers or the Agent. No such pledge or grant of a security interest shall release the transferor Bank of its obligations hereunder or under any other Loan Document.

          Section 10.12 Confidentiality. (a) General. The Agent and the Banks each agree to keep confidential all information obtained from the Borrowers or their Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrowers specifically designate as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality of such information as provided herein,
(ii) to assignees and participants as contemplated by Section 10.11, and prospective assignees and participants, provided that Agent exercises its best efforts to obtain the agreement of such prospective assignees and participants to be bound by the confidentiality provisions hereof, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrowers, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrowers shall have consented to such disclosure.

          (b) Sharing Information With Affiliates of the Banks. The Borrowers acknowledge that from time to time financial advisory, investment banking, and other services may be offered or provided to the Borrowers or one or more of their Affiliates (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or Affiliates of such Bank and the Borrowers hereby authorize each Bank to share any information delivered to such Bank by the Borrowers or any of their Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such Subsidiary or Affiliate of such Bank, it being understood that any such Subsidiary or Affiliate of any Bank receiving such information shall be bound by the provisions of Section 10.12 as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

          (c) Disclosures of Tax Treatment. Notwithstanding anything herein or in any of the other Loan Documents to the contrary, the Company, the UK Borrower, the Agent and each Bank (and each employee, representative or other agent of any such Person) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure. For purposes of this authorization, "tax treatment" means the purported or claimed U.S. federal income tax treatment of the transaction, and "tax structure" means any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction. The authorization to disclose the tax treatment and tax structure of the transactions contemplated hereby contained in the preceding sentence was applicable immediately upon commencement of discussions between the Company, the UK Borrower and the Agent with respect to the transactions contemplated hereby. Notwithstanding the foregoing, however, the Company, the UK Borrower, the Agent and each Bank each hereby acknowledges that, to the best of its knowledge, no other party to this Agreement has made or provided a "tax statement" (as such term is defined in Treasury Regulation section 301.6112-1(c)(2)(iii)) regarding this Agreement or the transactions contemplated hereby to, or for the benefit of, the Company, the UK Borrower, the Agent or such Bank, as the case may be, or any Person affiliated with the Company, the UK Borrower, the Agent or such Bank, as the case may be.

          Section 10.13 Counterparts. This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

          Section 10.14 Agent's or Bank's Consent. Whenever the Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

          Section 10.15 Exceptions. The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

          Section 10.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL. EACH OF THE BORROWERS HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT. THE COMPANY CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED

OR REGISTERED MAIL DIRECTED TO THE COMPANY AT THE ADDRESS PROVIDED FOR IN
SECTION 10.06 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. THE UK BORROWER CONSENTS THAT ALL SERVICE OF PROCESS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE COMPANY AT THE ADDRESS PROVIDED IN SECTION 10.06 (AND THE UK BORROWER HEREBY IRREVOCABLY APPOINTS THE COMPANY AS ITS AGENT TO RECEIVE SUCH SERVICE OF PROCESS), AND SERVICE SO MADE SHALL BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH OF THE BORROWERS WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE.

          EACH BORROWER, THE AGENT, AND EACH OF THE BANKS HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

          Section 10.17 Tax Withholding Clause. Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of the Agent, each other Bank or assignee or participant of a Bank) agrees that it will deliver to each of the Borrowers and the Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under Section 1.1441-1(c)
(16) of the Income Tax Regulations (the "Regulations")) certifying its status (i.e., U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Internal Revenue Code. The term "Withholding Certificate" means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under Section 1.1441-1(e)
(2) and/or (3) of the Regulations; a statement described in Section 1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Internal Revenue Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person. Each Bank, assignee or participant required to deliver to the Borrowers and the Agent a Withholding Certificate pursuant to the preceding sentence shall deliver such valid Withholding Certificate as follows: (A) each Bank which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrowers hereunder for the account of such Bank; (B) each assignee or participant shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such valid Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Bank, assignee or participant which so delivers a valid Withholding Certificate further undertakes to deliver to each of the Borrowers and the Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Agent. Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax, the Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under Section 1.1441-7(b) of the Regulations. Further, the Agent is indemnified under Section 1.1461-1(e) of the Regulations against any claims and demands of any Bank or assignee or participant of a Bank for the amount of any tax it deducts and withholds in accordance with regulations under Section 1441 of the Internal Revenue Code.

          Section 10.18 Joinder of Guarantors. Any Material Subsidiary of the Company which is required to be a Guarantor pursuant to Section 7.02(i) [Subsidiaries, Partnerships and Joint Ventures] shall execute and deliver to the Agent (i) a Guarantor Joinder in substantially the form attached hereto as
Exhibit 1.01(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; and (ii) documents in the forms described in Section 6.01 [First Loans] modified as appropriate to relate to such Subsidiary. The Company shall deliver such Guarantor Joinder and related documents to the Agent within five (5) Business Days after, as the case may be, the date of the acquisition of such Subsidiary, the date upon which a Subsidiary meets the criteria for a Material Subsidiary as set forth in the definition thereof in Section 1.01, or the date the filing of such Subsidiary's certificate or articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation.

                            [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                                        ACE GUARANTY CORP.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        ACE GUARANTY (UK) LTD.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        ABN AMRO BANK N.V.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        FLEET NATIONAL BANK


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        CITIBANK, N.A.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        NORDDEUTSCHE LANDESBANK GIROZENTRALE
                                        NEW YORK BRANCH AND/OR CAYMAN ISLANDS
                                        BRANCH


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        WESTLB AG (f/k/a WESTDEUTSCHE LANDESBANK
                                        GIROZENTRALE), NEW YORK BRANCH


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        BANK OF AMERICA N.A.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        THE BANK OF NEW YORK


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                SCHEDULE 1.01(B)
                                                                ----------------

Part 2 - Addresses for Notices to Borrower and Guarantors:
---------------------------------------------------------

AGENT
-----

Notices related to commitments, covenants or extensions of expiry/termination dates:

ABN AMRO Bank N.V.
208 South LaSalle Street, Suite 1500
Chicago, IL  60604-1003
Attn: Agency Services
E-Mail: josephine.o'brien@abnamro.com
FAX: 312-601-3610

ABN AMRO Bank N.V.
208 South LaSalle Street, Suite 1500
Chicago, IL  60604-1003
Attn: Credit Administration
E-Mail: teresa.weirath@abnamro.com
FAX: 312-992-5111

ABN AMRO Bank N.V.
55 East 52/nd/ Street
New York, NY 10055
Attn: Neil Stein
E-Mail: neil.stein@abnamro.com
FAX: (212) 409-1718

Notices related to Loans, Interest and Fees and all required Financial
Information:

ABN AMRO Bank N.V.
208 South LaSalle Street, Suite 1500
Chicago, IL  60604-1003
Attn: Agency Services
E-Mail: josephine.o'brien@abnamro.com
FAX: 312-601-3610

BORROWERS
---------

Name: ACE Guaranty Corp.
Address: 1325 Avenue of the Americas
New York, NY  10019
Attention: Donald H. Paston
Telephone: 212-974-0100
Telecopy: 212-581-3268

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                                                                SCHEDULE 1.01(B)
                                                                ----------------
                                                                          Page 2

Name: ACE Guaranty (UK) Ltd.
Address: 1325 Avenue of the Americas
New York, NY  10019
Attention: Geraldine Alfino Egler, Esq.
Telephone: 212-261-5597
Telecopy: 212-581-3268

With a mandatory copy to:

Name: ACE Guaranty Corp.
Address: 1325 Avenue of the Americas
New York, NY  10019
Attention:  Geraldine Alfino Egler, Esq.
Telephone: 212-261-5597
Telecopy: 212-581-3268